                                                                     EXHIBIT 4.9
_______________________________________________________________________________

                      INTERNATIONAL CABLETEL INCORPORATED
                                     Issuer

                              ___________________

                           10% Senior Notes Due 2007

                                      and

                       10% Series B Senior Notes Due 2007

                              ___________________

                                   INDENTURE

                         Dated as of February 12, 1997

                              ___________________

                            THE CHASE MANHATTAN BANK
                                   as Trustee

_______________________________________________________________________________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I

Definitions and Incorporation by Reference
     SECTION 1.01. Definitions...........................................   1
     SECTION 1.02. Other Definitions.....................................  13
     SECTION 1.03. Incorporation by Reference of Trust
                    Indenture Act........................................  14
     SECTION 1.04. Rules of Construction.................................  14

ARTICLE II

The Securities
     SECTION 2.01. Form and Dating.......................................  15
     SECTION 2.02. Execution and Authentication..........................  17
     SECTION 2.03. Registrar and Paying Agent............................  17
     SECTION 2.04. Paying Agent to Hold Money in Trust...................  18
     SECTION 2.05. Noteholder Lists......................................  18
     SECTION 2.06. Transfer and Exchange.................................  18
     SECTION 2.07. Replacement Securities................................  21
     SECTION 2.08. Outstanding Securities................................  21
     SECTION 2.09. Treasury Securities...................................  22
     SECTION 2.10. Temporary Securities..................................  22
     SECTION 2.11. Cancellation..........................................  23
     SECTION 2.12. Defaulted Interest....................................  23

ARTICLE III

Redemption
     SECTION 3.01. Notices to Trustee....................................  23
     SECTION 3.02. Selection of Securities to Be Redeemed................  24
     SECTION 3.03. Notice of Redemption..................................  24
     SECTION 3.04. Effect of Notice of Redemption........................  25
     SECTION 3.05. Deposit of Redemption Price...........................  25
     SECTION 3.06. Securities Redeemed in Part...........................  25
     SECTION 3.07. Optional Redemption and Optional Tax
                    Redemption...........................................  25
     SECTION 3.08. Asset Sale Offer and Purchase Offer...................  25

ARTICLE IV

Covenants
     SECTION 4.01. Payment of Securities.................................  28
     SECTION 4.02. SEC Reports...........................................  28

     SECTION 4.03. Compliance Certificate................................  28
     SECTION 4.04. Stay, Extension and Usury Laws........................  29
     SECTION 4.05. Corporate Existence...................................  29
     SECTION 4.06. Taxes                                                   29
     SECTION 4.07. Limitations on Liens..................................  30
     SECTION 4.08. Limitation on Indebtedness and Issuance of
                    Preferred Stock......................................  30
     SECTION 4.09. Limitation on Restricted Payments.....................  32
     SECTION 4.10. Asset Sales...........................................  35
     SECTION 4.11. Limitations on Transactions with
                    Affiliates...........................................  39
     SECTION 4.12. Limitations on Dividends and Other Payment
                    Restrictions Affecting Subsidiaries..................  40
     SECTION 4.13. Change of Control.....................................  41
     SECTION 4.14. Payment of Additional Amounts.........................  41

ARTICLE V

Successors
     SECTION 5.01. Merger, Consolidation or Sale of Assets...............  42
     SECTION 5.02. Successor Corporation Substituted.....................  43

ARTICLE VI

Defaults and Remedies
     SECTION 6.01. Events of Default.....................................  43
     SECTION 6.02. Acceleration..........................................  45
     SECTION 6.03. Other Remedies........................................  46
     SECTION 6.04. Waiver of Past Defaults...............................  46
     SECTION 6.05. Control by Majority...................................  46
     SECTION 6.06. Limitation on Suits...................................  46
     SECTION 6.07. Rights of Noteholders to Receive Payment..............  47
     SECTION 6.08. Collection Suit by Trustee............................  47
     SECTION 6.09. Trustee May File Proofs of Claim......................  47
     SECTION 6.10. Priorities............................................  47
     SECTION 6.11. Undertaking for Costs.................................  47

ARTICLE VII

Trustee
     SECTION 7.01. Duties of Trustee.....................................  48
     SECTION 7.02. Rights of Trustee.....................................  49
     SECTION 7.03. Individual Rights of Trustee..........................  49
     SECTION 7.04. Trustee's Disclaimer..................................  49
     SECTION 7.05. Notice of Defaults....................................  49
     SECTION 7.06. Reports by Trustee to Noteholders.....................  49
     SECTION 7.07. Compensation and Indemnity............................  50
     SECTION 7.08. Replacement of Trustee................................  50

     SECTION 7.09. Successor Trustee by Merger, Etc......................  51
     SECTION 7.10. Eligibility; Disqualification.........................  51
     SECTION 7.11. Preferential Collection of Claims Against Company.....  52

ARTICLE VIII

Discharge of Indenture
     SECTION 8.01. Termination of Company's Obligations..................  52
     SECTION 8.02. Option to Effect Defeasance...........................  52
     SECTION 8.03. Application of Trust Money............................  54
     SECTION 8.04. Repayment to Company..................................  54
     SECTION 8.05. Reinstatement.........................................  54

ARTICLE IX

Amendments, Supplements and Waivers
     SECTION 9.01. Without Consent of Noteholders........................  55
     SECTION 9.02. With Consent of Noteholders...........................  55
     SECTION 9.03. Compliance with Trust Indenture Act...................  56
     SECTION 9.04. Revocation and Effect of Consents.....................  56
     SECTION 9.05. Notation on or Exchange of Securities.................  57
     SECTION 9.06. Trustee Protected.....................................  57

ARTICLE X

Miscellaneous
     SECTION 10.01. Trust Indenture Act Controls.........................  57
     SECTION 10.02. Notices..............................................  57
     SECTION 10.03. Communication by Noteholders with Other Noteholders..  58
     SECTION 10.04. Certificate and Opinion as to Conditions Precedent...  58
     SECTION 10.05. Statements Required in Certificate or Opinion........  58
     SECTION 10.06. Rules by Trustee and Agents..........................  58
     SECTION 10.07. Legal Holidays.......................................  59
     SECTION 10.08. No Recourse Against Others...........................  59
     SECTION 10.09. Counterparts.........................................  59
     SECTION 10.10. Variable Provisions..................................  59
     SECTION 10.11. GOVERNING LAW........................................  60
     SECTION 10.12. No Adverse Interpretation of Other
                    Agreements...........................................  60
     SECTION 10.13. Successors...........................................  60
     SECTION 10.14. Severability.........................................  60
     SECTION 10.15. Table of Contents, Headings, Etc.....................  60

     SIGNATURES..............................................................

     EXHIBIT A    FORM OF INITIAL NOTE
     EXHIBIT B    FORM OF EXCHANGE NOTE
     EXHIBIT C    FORM OF TRANSFER CERTIFICATE PURSUANT

                  TO SECTION 2.06(a)(ii)
     EXHIBIT D    FORM OF TRANSFER CERTIFICATE PURSUANT
                  TO SECTION 2.06(a)(iii)
     EXHIBIT E    FORM OF TRANSFER CERTIFICATE PURSUANT
                  TO SECTION 2.06(a)(iv) or 2.06(a)(v)
     EXHIBIT F    FORM OF TRANSFEREE CERTIFICATE PURSUANT
                  TO SECTION 2.06(a)(iv) or 2.06(a)(v)
     EXHIBIT G    FORM OF TRANSFER CERTIFICATE PURSUANT
                  TO SECTION 2.06(a)(viii)
     EXHIBIT H    FORM OF TRANSFER CERTIFICATE PURSUANT
                  TO SECTION 2.06(a)(viii)
     EXHIBIT I    FORM OF TRANSFER CERTIFICATE PURSUANT
                  TO SECTION 2.06(a)(viii)

                            CROSS-REFERENCE TABLE*

Trust Indenture                                        Indenture
Act Section                                             Section


310(a)(1).........................................         7.10
 (a)(2)...........................................         7.10
 (a)(3)...........................................         N.A.
 (a)(4)...........................................         N.A.
 (a)(5)...........................................         7.10
 (b)..............................................   7.08, 7.10
 (c)..............................................         N.A.
311(a)............................................         7.11
 (b)..............................................         7.11
 (c)..............................................         N.A.
312(a)............................................         2.05
 (b)..............................................         10.03
 (c)..............................................         10.03
313(a)............................................         7.06
 (b)(1)...........................................         N.A.
 (b)(2)...........................................         7.06
 (c)..............................................         7.06
 (d)..............................................         7.06
314(a)............................................   4.02, 4.03
 (b)..............................................         N.A.
 (c)(1)...........................................         10.04
 (c)(2)...........................................         10.04
 (c)(3)...........................................         N.A.
 (d)..............................................         N.A.
 (e)..............................................         N.A.
 (f)..............................................         N.A.
315(a)............................................         7.01(b)
 (b)..............................................         7.05
 (c)..............................................         7.01(a)
 (d)..............................................         7.01(c)
 (e)..............................................         6.11
316(a)(last sentence).............................         2.09
 (a)(1)(A)........................................         6.05
 (a)(1)(B)........................................         6.04
 (a)(2)...........................................         N.A.
 (b)..............................................         6.07
 (c)..............................................         9.04
317(a)(1).........................................         6.08
 (a)(2)...........................................         6.09
 (b)..............................................         2.04
318(a)............................................         N.A.


                           N.A. means not applicable.
______________
* This Cross-Reference Table is not part of the Indenture.

          INDENTURE dated as of February 12, 1997 between International CableTel Incorporated, a Delaware corporation (the "Company"), and The Chase Manhattan
                                           -------
Bank, a New York corporation, as trustee (the "Trustee").
                                               -------

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders (as defined in Section 1.01) of the Company's 10% Senior Notes Due 2007 (the "Initial Notes") and if and when
                                              -------------
issued in exchange for Initial Notes, the Company's 10% Series B Senior Notes Due 2007 (the "Exchange Notes" and, together with the Initial Notes, the
               --------------
"Securities"):
-----------


                                   ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

          SECTION 1.01. Definitions.
                        -----------

          "11 12% Notes" means the Company's 11 12% Series B Senior
           -------------
Deferred Coupon Notes Due 2006.

          "12 34% Notes" means the Company's 12 34% Series A Senior
           -------------
 Deferred Coupon Notes Due 2005.

          "Acquired Debt" means, with respect to any specified person,
           -------------
Indebtedness of any other person existing at the time such other person merged with or into or became a Subsidiary of such specified person, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person.

          "Affiliate" of any specified person means any other person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however,
                                                           -----------------
that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent, or co-registrar.
           -----

          "Annualized Pro Forma EBITDA" means, with respect to any person, such
           ---------------------------
person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

          "Applicable Notes" means the Company's 10 78% Senior Deferred Coupon
           ----------------
Notes Due 2003.

          "Asset Sale" means (i) any sale, lease, transfer, conveyance or other
           ----------
disposition of any assets (including by way of a sale-and-leaseback) other than the sale or transfer of inventory or goods held for sale in the ordinary course of business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by Section 4.13 or 5.01 hereof or (ii) any issuance, sale, lease, transfer, conveyance or other disposition of any Equity Interests of any of the Company's Restricted Subsidiaries to any person; in either case other than (A) to (w) the Company, (x) any Wholly Owned Subsidiary, or (y) any Controlled Subsidiary which is a Subsidiary of the Company on the Issuance Date provided that at the time of and after giving effect to such issuance, sale, lease, transfer, conveyance or other disposition to such Controlled Subsidiary, the Company's ownership percentage in such Controlled Subsidiary is equal to or greater than such percentage on the Issuance Date or (B) the issuance, sale, transfer, conveyance or other disposition of Equity Interests of a Controlled Subsidiary in exchange for capital contributions made on a pro rata basis by the holders of the Equity Interests of such Controlled Subsidiary.

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any authorized committee of the Board.

          "Business Day" means any day that is not a Legal Holiday.
           ------------

          "Cable Assets" means tangible or intangible assets, licenses
           ------------
(including, without limitation, Licenses) and computer software used in connection with a Cable Business.

          "Cable Business" means any person directly or indirectly operating, or
           --------------
owning a license to operate, a cable andor television andor telephone andor telecommunications system or service principally within the United Kingdom andor the Republic of Ireland.

          "Cable Controlled Property" means a Cable Controlled Subsidiary or a
           -------------------------
Cable Asset held by a Cable Controlled Subsidiary.

          "Cable Controlled Subsidiary" means any Controlled Subsidiary which is
           ---------------------------
a Cable Business.

          "Cable Related Business" means a person which directly or indirectly
           ----------------------
owns or provides a service or product used in a Cable Business, including, without limitation, any television programming, production andor licensing business or any programming guide or telephone directory business or content or software related thereto.

          "Capital Lease Obligation" means, at the time any determination
           ------------------------
thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations,
           -------------
rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

          "Capital Stock Sale Proceeds" means the aggregate net sale proceeds
           ---------------------------
(including the fair market value of property, other than cash, as determined by an independent appraisal firm) received by the Company from the issue or sale (other than to a Subsidiary) by the Company of any class of its Capital Stock after October 14, 1993 (including Capital Stock of the Company issued after October 14, 1993 upon conversion of or in exchange for other securities of the Company).

          "Cash Equivalents" means (i) United States dollars or British pounds
           ----------------
sterling, (ii) securities issued or directly and fully guaranteed or insured by the United States or United Kingdom government or any agency or instrumentality thereof having maturities of not more than six months and one day from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank(s) domiciled in the United States, the United Kingdom or the Republic of Ireland having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper rated P-1 or the equivalent thereof by Moody's or A-1 or the equivalent thereof by S & P and in each case maturing within six months and one day after the date of acquisition.

          "Change of Control" means (i) the sale, lease or transfer of all or
           -----------------
substantially all of the assets of the Company to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder),
(ii) the approval by the requisite stockholders of the Company of a plan of liquidation or dissolution of the Company, (iii) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Company andor warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

          "Change of Control Triggering Event" means the occurrence of both a
           ----------------------------------
Change of Control and a Ratings Decline.

          "Company" means the party named as such above until a successor
           -------
replaces it in accordance with Article V and thereafter means the successor.

          "Consolidated Interest Expense" means, for any person, for any period,
           -----------------------------
the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

          "Consolidated Net Income" means, with respect to any person, for any
           -----------------------
period, the aggregate of the Net Income of such person and its Subsidiaries (other than Non-Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary, (ii) the Net Income of any person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary, (iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "Controlled Subsidiary" means any Restricted Subsidiary of the Company
           ---------------------
in which the Company has significant influence over budgetary, dividend and capitalization decisions.

          "Convertible Subordinated Notes" means the Company's 7-14%
           ------------------------------
Convertible Subordinated Notes issued pursuant to an indenture dated as of April 20, 1995, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee, and the Company's 7% Convertible Subordinated Notes issued pursuant to an indenture dated as of June 12, 1996, between the Company and The Chase Manhattan Bank, as trustee.

          "Cumulative EBITDA" means the cumulative EBITDA of the Company from
           -----------------
and after the Issuance Date to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero; provided, however, that EBITDA of Non-Restricted Subsidiaries shall not be included.

          "Cumulative Interest Expense" means the aggregate amount of
           ---------------------------
Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from the Issuance Date to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

          "Default" means any event that is or with the passage of time or the
           -------
giving of notice or both would be an Event of Default.

          "Deferred Coupon Notes" means the Applicable Notes, the 12 34% Notes
           ---------------------
and the 11 12% Notes.

          "Depositary" shall mean The Depository Trust Company, its nominees and
           ----------
their respective successors.

          "Disqualified Stock" means any Capital Stock which, by its terms (or
           ------------------
by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Securities mature.

          "EBITDA" means, for any person, for any period, an amount equal to (A)
           ------
the sum of (i) Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash item reducing Consolidated Net Income for such period, minus (B) all non-cash items increasing Consolidated Net Income for such period, all for such person and its Subsidiaries determined in accordance with GAAP consistently applied.

          "Equity Interests" means Capital Stock and all warrants, options or
           ----------------
other rights to acquire Capital Stock (but excluding any Indebtedness that is convertible into, or exchangeable for Capital Stock).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange Rate Contract" means, with respect to any person, any
           ----------------------
currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

          "Existing Indebtedness" means Indebtedness of the Company and its
           ---------------------
Subsidiaries in existence on the Issuance Date, until such amounts are repaid, including, without limitation, Existing Notes.

          "Existing Notes" means the Deferred Coupon Notes and the Convertible
           --------------
Subordinated Notes.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date and are applied on a consistent basis.

          "Guarantee" means a guarantee (other than by endorsement of negotiable
           ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Indebtedness" means, with respect to any person, any indebtedness of
           ------------
such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition.

          "Indenture" means this Indenture as amended from time to time.
           ---------

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities
           ------------------
Corporation, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Interest Rate Agreement" means, for any person, any interest rate
           -----------------------
swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement, the purpose of which is to protect the party indicated therein against fluctuations in interest rates.

          "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by
           ----------------
Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

          "Investments" means, with respect to any person, all investments by
           -----------
such person in other persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances and loans, joint property ownership and other arrangements, in each case, made to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Issuance Date" means the date on which the Securities are first
           -------------
authenticated and issued.

          "License" means any license issued or awarded pursuant to the
           -------
Broadcasting Act 1990, the Cable and Broadcasting Act 1984, the
Telecommunications Act 1984 or the Wireless Telegraphy Act 1948 (in each case, as such Acts may, from time to time, be amended, modified or re-enacted) (or equivalent statutes of any jurisdiction) to operate or own a Cable Business.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Long Distance/Microwave Assets" means any assets, tangible or
           ------------------------------
intangible, choate or inchoate, primarily used in the business conducted by OCOM in the United States as of the Issuance Date.

          "Material License" means a License held by the Company or any of its
           ----------------
Subsidiaries which License at the time of determination covers a number of Net Households which equals or exceeds 5% of the aggregate number of Net Households covered by all of the Licenses held by the Company and its Subsidiaries at such time.

          "Material Subsidiary" means (i) OCOM, Cable Tel UK Group, Inc.
           -------------------
(formerly known as OCOM Sub II, Inc.), NTL Investment Holding Limited, NTL Group Limited, CableTel Surrey Limited, CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport and CableTel Kirklees and (ii) any other Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

          "Monetize" means a strategy with respect to Capital Stock that
           --------
generates an amount of cash equal to the fair value of such Capital Stock.

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Net Households" means the product of (i) the number of households
           --------------
covered by a License in the United Kingdom and (ii) the percentage of the entity holding such License which is owned directly or indirectly by the Company.

          "Net Income" means, with respect to any person for a specific period,
           ----------
the net income (loss) of such person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the
           ------------
Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

          "Non-Controlled Subsidiary" means an entity which is not a Controlled
           -------------------------
Subsidiary.

          "Non-Recourse Debt" means Indebtedness or that portion of Indebtedness
           -----------------
(a) as to which none of the Company, nor any of its Restricted Subsidiaries:
(i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); (ii) is directly or indirectly liable; or
(iii) constitutes the lender; and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Restricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-Restricted Subsidiary" means a Subsidiary that (a) at the time of
           -------------------------
its designation as a Non-Restricted Subsidiary has not acquired any assets (other than as specifically permitted by Section 4.09 hereof), at any previous time, directly or indirectly from the Company or any of its Subsidiaries, (b) has no Indebtedness other than Non-Recourse Debt and (c) that at the time of such designation, after giving pro forma effect to such designation, the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation, provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such designation.

          "Noteholder" or "holder" means a person in whose name a Security is
           ----------      ------
registered in the register referred to in Section 2.03.

          "Obligations" means any principal, interest, penalties, fees,
           -----------
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OCOM" means OCOM Corporation, a wholly owned subsidiary of the
           ----
Company.

          "Officers' Certificate" means a certificate signed by two Officers,
           ---------------------
one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company. See Sections 10.04 and 10.05 hereof.
                                ---

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 10.04 and 10.05 hereof.
                         ---

          "Other Qualified Notes" means any outstanding senior indebtedness of
           ---------------------
the Company issued pursuant to an indenture having a provision substantially similar to Section 4.10 hereof (including, without limitation, the 12 34% Notes and the 11 12% Notes), other than the Applicable Notes.

          "Permitted Designee" means (i) a spouse or a child of a Permitted
           ------------------
Holder, (ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such person.

          "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and
           -----------------
their Permitted Designees.

          "Permitted Investments" means (a) any Investments in the Company or in
           ---------------------
a Cable Controlled Property or in a Qualified Subsidiary (including, without limitation, (i) Guarantees of Indebtedness of the Company, a Cable Controlled Subsidiary or a Qualified Subsidiary, (ii) Liens securing such Indebtedness or Guarantees or (iii) the payment of any balance deferred and unpaid of the purchase price of any Qualified Subsidiary); (b) any Investments in Cash Equivalents; (c) Investments by the Company in Indebtedness of a counter-party to an Exchange Rate Contract for hedging British pounds sterlingU.S. dollars exchange risk that are made, for purposes other than speculation, in connection with such contract to hedge not more than the aggregate principal amount of the Securities and the Deferred Coupon Notes; and (d) Investments by the Company or any Subsidiary of the Company in a person, if as a result of such Investment (i) such person becomes a Cable Controlled Subsidiary or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company.

          "Permitted Liens" means (a) Liens in favor of the Company; (b) Liens
           ---------------
on property of a person existing at the time such person is merged into or consolidated with the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any of its Subsidiaries other than the property or assets subject to the Liens prior to such merger or consolidation; (c) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or are being contested in good faith and by appropriate proceedings; (d) Liens existing on the Issuance Date; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (f) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties or minor imperfections of title that, in the aggregate, are not material in amount, and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries.

          "person" means any individual, corporation, partnership, joint
           ------
venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" means the 13% Senior Redeemable Exchangeable
           ---------------
Preferred Stock of the Company with an original aggregate liquidation preference of $100,000,000.

          "principal" of a debt security means the principal of the security
           ---------
plus the premium, if any, on the security.

          "Pro Forma EBITDA" means for any person, for any period, the EBITDA of
           ----------------
such person as determined on a consolidated basis in accordance with GAAP after giving effect to the following: (i) if, during or after such period, such person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such person or any of its Subsidiaries completes an acquisition of any person or business which immediately after such acquisition is a Subsidiary of such person or whose assets are held directly by such person or a Subsidiary of such person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such person or business; and provided further that, with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.

          "Purchase Agreement" means the Purchase Agreement dated as of February
           ------------------
7, 1997 between the Company and the Initial Purchasers.

          "Qualified Cable Asset" shall mean an asset used in a cable system or
           ---------------------
a telephone system using a cable infrastructure.

          "Qualified Subsidiary" means a Wholly Owned Subsidiary, or an entity
           --------------------
that will become a Wholly Owned Subsidiary after giving effect to the transaction being considered, that at the time of and after giving effect to the consummation of the transaction under consideration,
(i) is a Cable Business or holds only Cable Assets, (ii) has no Indebtedness (other than Indebtedness being incurred to consummate such transaction) and
(iii) has no encumbrances or restrictions (other than such encumbrances or restrictions imposed or permitted by this Indenture, the indentures governing the Deferred Coupon Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Securities) on its ability to pay dividends or make any other distributions to the Company or any of its Subsidiaries.

          "Rating Agencies" means (i) S&P, (ii) Moody's and (iii) if S&P or
           ---------------
Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

          "Rating Category" means (i) with respect to S&P, any of the following
           ---------------
categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB to BB-, as well as from BB-to B+, will constitute a decrease of one gradation).

          "Rating Date" means that date which is 90 days prior to the earlier of
           -----------
(x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control.

          "Ratings Decline" means the occurrence of any of the following events
           ---------------
on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or any person to effect a Change of Control (which period shall be extended so long as the rating of any of the Company's debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event that any of the Company's debt securities are rated by both of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by either of the Rating Agencies shall be below Investment Grade, (b) in the event that any of the Company's debt securities are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by both of the Rating Agencies shall be below Investment Grade, or (c) in the event any of the Company's debt securities are rated below Investment Grade by both of the Rating Agencies on the Rating Date, the rating of such securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

          "Redeemable Dividend" means, for any dividend with regard to
           -------------------
Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

          "Registered Exchange Offer" shall have the meaning set forth in the
           -------------------------
Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement relating to the Securities dated February 12, 1997, between the Company and the Initial Purchasers.

          "Restricted Investment" means an Investment other than a Permitted
           ---------------------
Investment.

          "Restricted Subsidiary" means any Subsidiary of the Company which is
           ---------------------
not a Non-Restricted Subsidiary.

          "Restricted Subsidiary Preferred Stock Dividend" means, for any
           ----------------------------------------------
dividend with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

          "S&P" means Standard & Poor's Ratings Group and its successors.
           ---

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities"  shall have the meaning set forth in the Preamble hereto.
           ----------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Subordinated Debentures" means the Company's 13% Subordinated
           -----------------------
Exchange Debentures Due 2009 issuable in exchange for the Preferred Stock in accordance with the terms of the Certificate of Designation therefor and any such debenture issued in lieu of cash interest.

          "Subsidiary" means any corporation, association or other business
           ----------
entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the other Subsidiaries of that person or a combination thereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
           ---
77aaa-77bbbb) as in effect on the date of execution of this Indenture.

          "Trustee" means the party named as such above until a successor
           -------
replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any
           -------------
other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary
           -----------------------
all of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by the Company.

          SECTION 1.02. Other Definitions.
                        -----------------

                                         Defined in
Term                                        Section


"Accredited Investors"....................     2.01
"Additional Amounts"......................     4.14
"Affiliate Transaction"...................     4.11
"Agent Member"............................     2.01
"Asset Sale Offer"........................     4.10
"Bankruptcy Law"..........................     6.01
"Cedel"...................................     2.01
"Change of Control Payment"...............     4.13
"Commencement Date".......................     3.08
"Custodian"...............................     6.01
"Defeasance"..............................     8.02
"Euroclear"...............................     2.01
"Event of Default"........................     6.01
"Excess Proceeds".........................     4.10
"Global Security".........................     2.01
"IAI Global Security".....................     2.01
"incur"...................................     4.08
"Legal Holiday"...........................    10.07
"Offer Amount"............................     3.08
"Officer".................................    10.10
"Paying Agent"............................     2.03
"Payment Default".........................     6.01
"Purchase Date"...........................     3.08
"Purchase Offer"..........................     4.13
"QIBs"....................................     2.01
"Refinancing Indebtedness"................     4.08
"Regulation S"............................     2.01
"Regulation S Permanent Global Security"..     2.06
"Regulation S Temporary Global Security"..     2.01
"Registrar"...............................     2.03
"Restricted Securities"...................     2.01
"Restricted Global Security"..............     2.01
"Restricted Payments".....................     4.09
"Rule 144A"...............................     2.01
"Rule 144A Global Security"...............     2.01
"Tender Period"...........................     3.08
"Transferee"..............................     2.06
"U.S. Government Obligations".............     8.01

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
                        -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;
           --------------------

          "indenture security holder" means a Noteholder;
           -------------------------

          "indenture to be qualified" means this Indenture;
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee; and
           -----------------      ---------------------

          "obligor" on the Securities means the Company or any other obligor on
           -------
     the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

          SECTION 1.04. Rules of Construction.  Unless the context otherwise
                        ---------------------
requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

          (c)  references to "GAAP" shall mean GAAP in effect as of the time
                              ----
     when and for the period as to which such accounting principles are to be applied;

          (d)  "or" is not exclusive;
                --


          (e) words in the singular include the plural, and in the plural include the singular; and

          (f)  provisions apply to successive events and transactions.


                                   ARTICLE II

                                 The Securities
                                 --------------

          SECTION 2.01. Form and Dating.  The Initial Notes and the Trustee's
                        ---------------
certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage

(provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A or Exhibit B to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Exhibit A and Exhibit B are part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (a)  Global Securities.  The Initial Notes are being offered and sold
               -----------------
     by the Company pursuant to the Purchase Agreement.

          Initial Notes offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement,
                      ------------
     shall be issued initially in the form of a single, temporary Global Security in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (the "Regulation S Temporary Global Security") which shall
                            --------------------------------------
     be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian, for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme
                            ---------
     ("Cedel"), duly executed by the Company and authenticated by the Trustee as
       -----
     hereinafter provided. The aggregate principal amount of the Regulation S Temporary Global Security may from time to time be increased or deceased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          Initial Notes offered and sold to Qualified Institutional Buyers

     ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"),
     ------                                                       ---------
     or offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) ("Accredited Investors"), both as provided in the Purchase Agreement, shall
       --------------------
     be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (each, respectively, a "Rule 144A Global Security" or an
                                              -------------------------
     "IAI Global Security", as the case may be), which shall be deposited on
     --------------------
     behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Security or the IAI Global Security, as the case may be, may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          Upon consummation of the Registered Exchange Offer, the Exchange Notes may be issued in the form of one or more permanent Global Securities in definitive, fully registered form without interest coupons with the Global Securities Legend but not the Restricted Securities Legend set forth in Exhibit A hereto, registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of such Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          (b)  Book-Entry Provisions.  This Section 2.01 (b) shall apply only to
               ---------------------
     the Regulation S Temporary Global Security, the Rule 144A Global Security, the IAI Global Security, the Regulation S Permanent Global Security (as defined herein) and the Exchange Notes issued in the form of one or more permanent Global Securities (collectively, the "Global Securities")
                                                     -----------------
     deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01 (b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Members of, or participants in, the Depositary ("Agent Members") shall
                                                           -------------
     have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

          (c)  Certificated Securities.  In addition to the provisions of
               -----------------------
     Section 2.10, owners of beneficial interests in Global Securities may, upon request to the Trustee, receive a certificated Initial Note, which certificated Initial Note shall bear the Restricted Securities Legend set forth in Exhibit A hereto ("Restricted Securities").
                                 ---------------------

     After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to the Initial Notes, all requirements for Restricted Securities Legends on such Initial Note will cease to apply, and a certificated Initial Note without a Restricted Securities Legend will be available to the holder of such Initial Notes. Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which holders of Initial Notes are offered Exchange Notes in exchange for their Initial Notes, certificated Initial Notes with the Restricted Securities Legend set forth in Exhibit A hereto will be available to holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated form without the Restricted Securities Legend set forth in Exhibit A hereto will be available to holders that exchange such Initial Notes in such Registered Exchange Offer.

          SECTION 2.02. Execution and Authentication.  Two Officers shall sign
                        ----------------------------
the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          Upon a written order of the Company signed by two Officers, the Trustee shall authenticate (1) Initial Notes for original issue up to an aggregate principal amount stated in paragraph 6 of the Initial Notes and (2) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to the Registration Rights Agreement, in exchange for Initial Notes for a like principal amount. The aggregate principal amount of Securities outstanding at any time shall not exceed the amount set forth herein except as provided in
Section 2.07.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

          SECTION 2.03. Registrar and Paying Agent.  The Company shall maintain
                        --------------------------
in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Securities may be
           ---------
presented for payment ("Paying Agent").  The Registrar shall keep a register of
                        ------------
the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-registrar.

          SECTION 2.04. Paying Agent to Hold Money in Trust.  The Company shall
                        -----------------------------------
require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

          SECTION 2.05. Noteholder Lists.  The Trustee shall preserve in as
                        ----------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.06. Transfer and Exchange.  Where Securities are presented
                        ---------------------
to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or
9.05 hereof).

          The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under
Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) to register the transfer, or exchange, of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section
     2.01 (b) and this Section 2.06(a); provided, however, that beneficial interests in a Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend and under the heading "Notice to Investors" in the Company's Offering Memorandum dated February 7, 1997.

          (i)  Except for transfers or exchanges made in accordance with clauses
          (ii) through (iv) of this Section 2.06(a), transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (ii)  Rule 144A Global Security or IAI Global Security to Regulation S
                ----------------------------------------------------------------
          Temporary Global Security. If an owner of a beneficial interest in the
          -------------------------
          Rule 144A Global Security or the IAI Global Security deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Rule 144A Global Security or such IAI Global Security, as the case may be, to a person who is required to take delivery thereof in the form of an interest in the Regulation S Temporary Global Security, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Temporary Global Securities. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions given in accordance with the Depositary's procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Temporary Global Security in an amount equal to the beneficial interest in the Rule 144A Global Security or in the IAI Global Security, as the case may be, to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Rule 144A Global Security or the IAI Global Security, as the case may be, and to increase or cause to be increased the principal amount of the Regulation S Temporary Global Security by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security or the IAI Global Security, as the case may be, equal to the beneficial interest in the Regulation S Temporary Global Security to be exchanged or transferred, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Temporary Global Security equal to the reduction in the principal amount of the Rule 144A Global Security or the IAI Global Security, as the case may be, and to debit or cause to be debited from the account of the person making such exchange or transfer the beneficial interest in the Rule 144A Global Security or the IAI Global Security as the case may be, that is being exchanged or transferred.

          (iii)  Regulation S Temporary Global Security to Rule 144A Global
                 ----------------------------------------------------------
          Security or IAI Global Security. If an owner of a beneficial interest
          -------------------------------
          in the Regulation S Temporary Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Regulation S Temporary Global Security to a person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Security or, subject to Section 2.06(a)(vii), in the IAI Global Security, such holder may, subject to the rules and procedures of Euroclear or Cedel, as the case may be, and the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Security or in the IAI Global Security, as the case may be. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Security or in the IAI Global Security, as the case may be, equal to the beneficial interest in the Regulation S Temporary Global Security to be exchanged or transferred, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and
          (3) a certificate in the form of Exhibit D attached hereto given by the owner of such beneficial interest, then Euroclear or Cedel or the Trustee, as Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the Regulation S Temporary Global Security and to increase or cause to be increased the principal amount of the Rule 144A Global Security or of the IAI Global Security, as the case may be, by the aggregate principal amount of the beneficial interest in the Regulation S Temporary Global Security to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Rule 144A Global Security or in the IAI Global Security, as the case may be, equal to the reduction in the principal amount of the Regulation S Temporary Global Security and to debit or cause to be debited from the account of the person making such exchange or transfer the beneficial interest in the Regulation S Temporary Global Security that is being exchanged or transferred.

          (iv)  Global Security to Restricted Security.  If an owner of a
                --------------------------------------
          beneficial interest in a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Security to a person who is required to take delivery thereof in the form of a Restricted Security, such owner may, subject to the rules and procedures of Euroclear or Cedel, if applicable, and the

          Depositary, cause the exchange of such interest for one or more Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Restricted Securities of the same aggregate principal amount as the beneficial interest in the Global Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Securities to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit E attached hereto given by the owner of such beneficial interest to the effect set forth therein, (3) a certificate in the form of Exhibit F attached hereto given by the person acquiring the Restricted Securities for which such interest is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Cedel, if applicable, or the Trustee, as Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Security by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Global Security that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount in accordance with the instructions referred to above.

          (v)  Restricted Security to Restricted Security.  If a holder of a
               ------------------------------------------
          Restricted Security wishes at any time to transfer such Restricted Security to a person who is required to take delivery thereof in the form of a Restricted Security, such holder may, subject to the restrictions on transfer set forth herein and in such Restricted Security, cause the exchange of such Restricted Security for one or more Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) such Restricted Security, duly endorsed as provided herein, (2) instructions from such holder directing the Trustee, as Registrar, to authenticate and deliver one or more Restricted Securities of the same aggregate principal amount as the Restricted Security to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Restricted Securities to be so issued and appropriate delivery instructions, (3) a certificate from the holder of the Restricted Security to be exchanged in the form of Exhibit E attached hereto, (4) a certificate in the form of Exhibit F attached hereto given by the person acquiring the Restricted Securities for which such interest is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be cancelled such Restricted Security and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount at maturity, in accordance with the instructions referred to above.

          (vi)  Other Exchanges.  In the event that a beneficial interest in a
                ---------------
          Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.10, prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A, Rule 144, Rule 501(a)(1), (2), (3) or (7) of Regulation D, or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (vii)  Restricted Period.  Prior to the termination of the "restricted
                 -----------------
          period" (as defined in Regulation S) with respect to the issuance of the Securities, transfers of interests in the Regulation S Temporary Global Security to "U.S. persons" (as defined in Regulation S) shall be limited to transfers to QIBs made pursuant to the provisions of Sections 2.06(a)(iii). The Company shall advise the Trustee as to the termination of the restricted period and the Trustee may rely conclusively thereon.

          (viii)  Regulation S Temporary Global Security to Regulation S
                  ------------------------------------------------------
          Permanent Global Security.  Following the termination of the
          -------------------------
          "restricted period" (as defined in Regulation S) with respect to the issuance of the Securities, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for an interest in a Global Security in definitive, fully registered form without interest coupons, with the Global Securities Legend set forth in Exhibit A hereto, but without the Restricted Securities Legend as set forth therein (a "Regulation S Permanent Global Security"), pursuant to the rules and procedures of the Depositary; provided, however, that prior to (i) the payment of interest or principal with respect to a holder's beneficial interest in the Regulation S Temporary Global Security and
          (ii) any exchange of such beneficial interest for a beneficial interest in the Regulation S Permanent Global Security, Euroclear or Cedel shall receive a certificate substantially in the form of Exhibit G hereto from the beneficial owner of such beneficial interest and Euroclear and Cedel shall deliver a certificate substantially in the form of Exhibit H hereto to the Trustee (or the paying agent if different from the Trustee). Upon proper presentment to the Trustee of a certificate substantially in the form of Exhibit I hereto and subject to the rules and procedures of DTC or its direct or indirect participants, including Euroclear and Cedel, an interest in a Regulation S Permanent Global Security may be exchanged for a certificated Security that is free from any restriction on transfer (other than such as are solely attributable to any holder's status).

          (b) Except in connection with a Registered Exchange Offer or a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Initial Notes are issued upon the transfer, exchange or replacement of Initial Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Securities Legend on Initial Notes, the Initial Notes so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144, Rule 501(a) (1), (2), (3) or (7) of Regulation D or Regulation S under the Securities Act or, with respect to Restricted Securities, that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver Initial Notes that do not bear the legend.

          (c) Neither the Company nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary and the Company shall have no responsibility for any actions taken or not taken by the Trustee as agent or custodian of the Depositary.

          SECTION 2.07. Replacement Securities.  If the holder of a Security
                        ----------------------
claims that the Security has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.08. Outstanding Securities.  The Securities outstanding at
                        ----------------------
any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Security is replaced, paid or purchased pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Security is held by a bona fide purchaser.

          If Securities are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

          A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          SECTION 2.09. Treasury Securities.  In determining whether the
                        -------------------
Noteholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

          SECTION 2.10. Temporary Securities. (a) Until definitive Securities
                        --------------------
are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the

Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

          (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Securities only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

          (c) Any Global Security that is transferable to the beneficial owners thereof in the form of certificated Securities pursuant to this Section
     2.10 shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Initial Notes of authorized denominations in the form of certificated Securities. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Initial Note in the form of certificated Securities delivered in exchange for an interest in the Global Securities shall, except as otherwise provided by Section 2.06(b) bear the Restricted Securities Legend set forth in Exhibit A hereto.

          (d) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

          (e) In the event of the occurrence of either of the events specified in Section 2.10(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

          SECTION 2.11. Cancellation.  The Company at any time may deliver
                        ------------
Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall promptly cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

          SECTION 2.12. Defaulted Interest.  If the Company fails to make a
                        ------------------
payment of interest on the Securities, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Noteholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date, and amount of such interest to be paid.

                                  ARTICLE III

                                  Redemption
                                  ----------

          SECTION 3.01. Notices to Trustee.  If the Company elects to redeem
                        ------------------
Securities pursuant to the optional redemption provisions of the Securities and
Section 3.07 hereof or pursuant to the Optional Tax Redemption provision of the Securities (Section 8 of the Initial Notes and Section 7 of the Exchange Notes), it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed and in connection with an Optional Tax Redemption as provided in the Securities, such notice shall be accompanied by an Officers' Certificate to the effect that the conditions to such redemption contained herein have been complied with. The Company shall give each notice provided for in this Section 3.01 at least 50 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

          SECTION 3.02. Selection of Securities to Be Redeemed.  If less than
                        --------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with the requirements of any exchange on which the Securities are listed and that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

          SECTION 3.03. Notice of Redemption.  At least 30 days but not more
                        --------------------
than 60 days before a redemption date, the Company shall mail a notice of redemption to each holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (d) the name and address of the Paying Agent;

          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

          (f) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

          (g) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

          At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

          SECTION 3.04. Effect of Notice of Redemption.  Once notice of
                        ------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

          SECTION 3.05. Deposit of Redemption Price.  On or before the
                        ---------------------------
redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

          SECTION 3.06. Securities Redeemed in Part.  Upon surrender of a
                        ---------------------------
Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.07. Optional Redemption and Optional Tax Redemption.  The
                        -----------------------------------------------
Company may redeem all or any portion of the Securities, upon the terms and at the redemption prices set forth in each of the Securities. The Company may also redeem all of the Securities in accordance with the Optional Tax Redemption provision of the Securities (Section 8 of the Initial Notes and Section 7 of the Exchange Notes). Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.07 hereof.

          SECTION 3.08. Asset Sale Offer and Purchase Offer. (a) In the event
                        -----------------------------------
that, pursuant to Sections 4.10 or 4.13 hereof, the Company shall commence an offer to all holders of the Securities to purchase Securities (the "Asset Sale
                                                                    ----------
Offer" or "Purchase Offer"), the Company shall follow the procedures in this
-----      --------------
Section 3.08.

          (b) The Asset Sale Offer or the Purchase Offer, as the case may be, shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement (the "Commencement Date") (as determined in accordance with Section
                   -----------------
4.10 or 4.13 hereof, as the case may be), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration
                                           -------------
of the Tender Period (the "Purchase Date"), the Company shall purchase the
                           -------------
principal amount of Securities required to be purchased pursuant to Section 4.10 or 4.13 hereof (the "Offer Amount") or, if less than the Offer Amount has been
                     ------------
tendered, all Securities tendered in response to the Asset Sale Offer or the Purchase Offer, as the case may be.

          (c) If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Noteholders who tender Securities pursuant to the Asset Sale Offer or the Purchase Offer, as the case may be.

          (d) The Company shall provide the Trustee with notice of the Asset Sale Offer or the Purchase Offer, as the case may be, at least 10 days before the Commencement Date.

          (e) On or before the Commencement Date, the Company or the Trustee (at the expense of the Company) shall send, by first class mail, a notice to each of the Noteholders, which shall govern the terms of the Asset Sale Offer or the Purchase Offer and shall state:

          (i) that the Asset Sale Offer or the Purchase Offer is being made pursuant to this Section 3.08 and, as applicable, Section 4.10 or 4.13 hereof and the length of time the Asset Sale Offer or the Purchase Offer will remain open;

          (ii) the Offer Amount, the purchase price (as determined in accordance with Section 4.10 or 4.13 hereof) and the Purchase Date, and in the case of a Purchase Offer made pursuant to Section 4.13 hereof, that all Securities tendered will be accepted for payment;

          (iii) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the purchase price, any Security or portion thereof accepted for payment pursuant to the Asset Sale Offer or the Purchase Offer shall cease to accrue interest after the Purchase Date;

          (v) that Noteholders electing to have a Security or portion thereof purchased pursuant to any Asset Sale Offer or Purchase Offer will be required to surrender the Security, with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

          (vi) that Noteholders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the Purchase Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Noteholder, the principal amount of the Security or portion thereof the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have the Security or portion thereof purchased;

          (vii) that, if the aggregate principal amount of Securities surrendered by Noteholders exceeds the Offer Amount (as defined in Section 4.10 hereof), the Trustee shall select the Securities to be purchased pro rata or by a method that complies with the requirements of any exchange on which the Securities are listed and that the Trustee considers fair and appropriate with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased; and

          (viii) that Noteholders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          In addition, the notice shall, to the extent permitted by applicable law, be accompanied by a copy of the information regarding the Company and its Subsidiaries which is required to be contained in the most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K (including any financial statements or other information required to be included or incorporated by reference therein) and any Reports on Form 8-K filed since the date of such Quarterly Report or Annual Report (or would have been required to file if the Company remained a company incorporated in the United States), as the case may be, which the Company has filed (or would have been required to file if it remained a company incorporated in the United States) with the SEC on or prior to the date of the notice. The notice shall contain all instructions and materials necessary to enable such Noteholders to tender Securities pursuant to the Asset Sale Offer or the Purchase Offer, as the case may be.

          (f) At least one Business Day prior to the Purchase Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment the Securities or portions thereof tendered pursuant to the Asset Sale Offer or the Purchase Offer, (ii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Securities so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Securities or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.08. The depositary, the Paying Agent or the Company, as the case may be, shall promptly (but in any case not later than ten (10) calendar days after the Purchase Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Securities tendered by such Noteholder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the holder thereof. The Company will publicly announce in a newspaper of general circulation the results of the Asset Sale Offer or the Purchase Offer on the Purchase Date.

          (g) The Asset Sale Offer or the Purchase Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable such Noteholders to tender their Securities.


                                  ARTICLE IV

                                   Covenants
                                   ---------

          SECTION 4.01. Payment of Securities.  The Company shall pay the
                        ---------------------
principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal and interest then due. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the Securities, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

          SECTION 4.02. SEC Reports.  Whether or not required by the rules and
                        -----------
regulations of the SEC, so long as any Securities are outstanding, the Company will file with the SEC and furnish to the Trustee and to the holders of Securities, all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or the equivalent thereof in the event the Company becomes a corporation organized under the laws of England and Wales), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, in the form required by the rules and regulations of the SEC as in effect on the Issuance Date. This Section 4.02 will apply notwithstanding that the Company becomes a corporation organized under the laws of England and Wales.

          SECTION 4.03. Compliance Certificate.  The Company shall deliver to
                        ----------------------
the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Securities are prohibited.

          One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

          The Company will so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default.

          Immediately upon the occurrence of any event giving rise to the accrual of Special Interest (as such term is defined in Exhibit A hereto) or the cessation of such accrual, the Company shall give the Trustee notice thereof and of the event giving rise to such accrual or cessation (such notice to be contained in an Officers' Certificate) and prior to receipt of such Officers' Certificate the Trustee shall be entitled to assume that no such accrual has commenced or ceased, as the case may be.

          SECTION 4.04. Stay, Extension and Usury Laws.  The Company covenants
                        ------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.05. Corporate Existence.  Subject to Article V hereof, the
                        -------------------
Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of the Company in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Noteholders. The Company shall notify the Trustee in writing of any subsidiary which qualifies as a Material Subsidiary and is not specified in clause (i) of the definition thereof.

          SECTION 4.06. Taxes.  The Company shall, and shall cause each of its
                        -----
subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

          SECTION 4.07. Limitations on Liens.  Neither the Company nor any of
                        --------------------
its Restricted Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:

          (a)  Permitted Liens;

          (b) Liens securing Indebtedness and related obligations to the extent such Indebtedness and related obligations are permitted under Sections 4.08(b)(i), (ii) and (iii) hereof;

          (c) Liens on the assets acquired or leased with the proceeds of Indebtedness permitted to be incurred under Section 4.08 hereof; and

          (d) Liens securing Refinancing Indebtedness permitted to be incurred under Section 4.08 hereof; provided that the Refinancing Indebtedness so issued and secured by such Lien shall not be secured by any property or assets of the Company or any of its Subsidiaries other than the property or assets subject to the Liens securing such Indebtedness being refinanced.

          SECTION 4.08. Limitation on Indebtedness and Issuance of Preferred
                        ----------------------------------------------------
Stock. (a) The Company will not, and will not permit any of its Subsidiaries to,
-----
directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any
                                                                     -----
Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock and any of its Subsidiaries may issue shares of preferred stock if after giving effect to such issuance or incurrence on a pro forma basis, the sum of (x) Indebtedness of the Company and its Subsidiaries, on a consolidated basis, (y) the liquidation value of outstanding preferred stock of Subsidiaries and (z) the aggregate amount payable by the Company and its Subsidiaries, on a consolidated basis, upon redemption of Disqualified Stock to the extent such amount is not included in the preceding clause (y), shall be less than the product of

Annualized Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued multiplied by 7.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such quarter.

          (b) The foregoing limitations in Section 4.08(a) above will not apply to:

          (i) the issuance by any Subsidiary of preferred stock (other than Disqualified Stock) to the Company, any Restricted Subsidiary of the Company or the holders of Equity Interests in any Controlled Subsidiary on a pro rata basis to such holders;

          (ii) the incurrence of Indebtedness or the issuance of preferred stock by the Company and its Subsidiaries if the proceeds of such preferred stock or such Indebtedness are (or the credit support provided by any such Indebtedness is) used to finance the construction and working capital needs of a Cable Business (including, without limitation, payments made pursuant to any License) or the acquisition of Cable Assets or the Capital Stock of a Qualified Subsidiary;

          (iii) the incurrence by the Company and its Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $50 million;

          (iv) the incurrence by the Company or any Subsidiary of the Company of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Existing Indebtedness or Indebtedness referred to in clauses (i), (ii) or (iii) above (the "Refinancing Indebtedness"); provided, however, that (1)
                      ------------------------
          the principal amount of, and any premium payable in respect of, such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall have (A) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, and (B) a stated maturity no earlier than the stated maturity of, the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (3) the Refinancing Indebtedness shall be subordinated in right of payment to the Securities as and to the extent of the Indebtedness being extended, refinanced, renewed, replaced or refunded;

          (v)  the incurrence of Non-Recourse Debt by a Non-Restricted
          Subsidiary;

          (vi) the incurrence by the Company of Indebtedness represented by the Subordinated Debentures (x) upon the exchange of the Preferred Stock in accordance with the Certificate of Designation therefor or (y) issued in lieu of payment of cash interest on the Subordinated Debentures;

          (vii) Indebtedness under Exchange Rate Contracts (the approval for which is evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee), provided that such Exchange Rate Contracts are entered into in connection with transactions entered into in the ordinary course of business and hedge not more than the aggregate principal amount of the Securities and the Deferred Coupon Notes;

          (viii) Indebtedness under Interest Rate Agreements (the approval for which is evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee), provided that the obligations under such agreements are related to payment obligations on Existing Indebtedness or Indebtedness otherwise permitted to be incurred pursuant to this paragraph;

          (ix) the incurrence of Indebtedness between the Company and any Controlled Subsidiary, between or among Controlled Subsidiaries and between any Controlled Subsidiary and other holders of Equity Interests of such Controlled Subsidiary (or other persons providing funding on their behalf) on a pro rata basis and on substantially identical principal financial terms, provided, however, that if any such Controlled Subsidiary ceases to be a Controlled Subsidiary or transfers such Indebtedness (other than to the Company or a Controlled Subsidiary of the Company), such events shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Controlled Subsidiary, as the case may be, at the time of such event; and

          (x) Indebtedness of the Company andor any Subsidiary in respect of performance bonds of the Company or any Subsidiary or surety bonds provided by the Company or any Subsidiary received in the ordinary course of business in connection with the construction or operation of a Cable Business.

          SECTION 4.09. Limitation on Restricted Payments. (a) The Company will
                        ---------------------------------
not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Subsidiary or (y) dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company, or (z) pro rata dividends or pro rata distributions payable by a Restricted Subsidiary);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company);

          (iii) voluntarily purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities; or

          (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

               (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

               (2) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (including Restricted Payments permitted by clauses (ii) through (ix) of the next succeeding paragraph), is less than the sum of (x) the difference between Cumulative EBITDA and 1.5 times Cumulative Interest Expense plus (y) Capital Stock Sale Proceeds plus (z) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary); provided, however, that to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the amount credited pursuant to this clause (z) shall be the lesser of (A) the cash received with respect to such sale, liquidation or repayment of such Restricted Investment (less the cost of such sale, liquidation or repayment, if any) and (B) the initial amount of such Restricted Investment .

          (b)  The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary or
          (y) an Investment in any person, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests (other than any Disqualified Stock) of the Company; provided that the Company delivers to the Trustee: (1) with respect to any transaction involving in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction is approved by a majority of the directors on the Board of Directors; and (2) with respect to any transaction involving in excess of $10 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience, together with an Officers' Certificate to the effect that such opinion complies with this clause (2);

          (iii) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which (A) has no Indebtedness on a consolidated basis other than Indebtedness incurred to finance the purchase of equipment used in a Cable Business, (B) has no restrictions (other than restrictions imposed or permitted by the Indenture or the indentures governing the Other Qualified Notes or the Applicable Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Securities) on its ability to pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries, (C) is or will be a Cable Business and (D) uses the proceeds of such Investment for constructing a Cable Business or the working capital needs of a Cable Business;

          (iv) the redemption, purchase, defeasance, acquisition or retirement of Indebtedness that is subordinated to the Securities (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, (A) Equity Interests of the

          Company or (B) Refinancing Indebtedness permitted to be incurred under
          Section 4.08 hereof;

          (v) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which is or will be a Cable Business in an amount not to exceed $80 million in the aggregate plus the sum of (x) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary) to the extent such cash has not been utilized to permit Investments pursuant to (vi) below and (y) Capital Stock Sale Proceeds (excluding the aggregate net sale proceeds to be received upon conversion of the Convertible Subordinated Notes) to the extent such Proceeds have not been utilized to permit a Restricted Payment pursuant to clause (a)(2) in this
          Section 4.09;

          (vi) Investments by the Company or any Restricted Subsidiary in a Controlled Subsidiary or Non-Controlled Subsidiary that is or will be a Cable Related Business in an amount not to exceed $40 million plus cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary) to the extent such cash has not been utilized to permit Investments pursuant to clause (v) above;

          (vii) the extension by the Company or any Restricted Subsidiary of trade credit to a Non-Restricted Subsidiary on usual and customary terms in the ordinary course of business, provided that the aggregate amount of such trade credit shall not exceed $10 million at any one time outstanding;

          (viii) the payment of cash dividends on the Preferred Stock accruing on or after February 15, 2004 or any mandatory redemption or repurchase of the Preferred Stock, in each case, in accordance with the terms of the Certificate of Designation therefor; and

          (ix) the exchange of all of the outstanding shares of Preferred Stock for Subordinated Debentures in accordance with the terms of the Certificate of Designation for the Preferred Stock.

          (c) Any Investment in a Subsidiary that becomes a Non-Restricted Subsidiary shall become a Restricted Payment made on such date in the amount of the greater of (x) the book value of such Subsidiary on the date such Subsidiary becomes a Non-Restricted Subsidiary and (y) the fair market value of such Subsidiary on such date as determined (A) in good faith by the Board of Directors of such Subsidiary if such fair market value is determined to be less than $10 million and (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $10 million.

          (d) Not later than the date of making any Restricted Payment (other than those referred to in subclause (vii) of Section 4.09(b)), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed, which calculations may be based upon the Company's latest available financial statements.

          SECTION 4.10. Asset Sales. (a) The Company will not, and will not
                        -----------
permit any of its Restricted Subsidiaries to cause, make or suffer to exist any Asset Sale, unless:

          (i) no Default exists or is continuing immediately prior to and after giving effect to such Asset Sale;

          (ii) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and

          (iii) (a) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents or (b) the consideration therefor received by the Company or such Restricted Subsidiary is Cable Assets, or Capital Stock in a Qualified Subsidiary, the sole assets of which are Cable Assets, that are determined in the resolution referred to in (ii) above to be substantially comparable in type to the assets being sold or (c) the Company or such Restricted Subsidiary receives Capital Stock in a Cable Controlled Subsidiary (or an entity that will become a Cable Controlled Subsidiary after giving effect to such transaction) as consideration therefor, provided that the aggregate fair market value measured at such time of Capital Stock so received, and still held pursuant to all transactions under this clause (c), plus the aggregate fair market value of Capital Stock, if any, retained after the applicable 60 day period in all transactions under clause (d) below, will be no more than the proceeds that would be received from the sale of Equity Interests in a Cable Business (in which the Company has an Equity Interest) representing 5% of the Company's Net Households immediately prior to such transaction or (d) the Company or such Restricted Subsidiary receives as consideration therefor, Capital Stock in a company engaged in a Cable Business which is publicly traded either in the United Kingdom or in the United States, provided that (i) the aggregate fair market value measured at such time of Capital Stock so received will be no more than the proceeds that would be received from the sale of Equity Interests in a Cable Business (in which the Company has an Equity Interest) representing 10% of the Company's Net Households immediately prior to such transaction and
          (ii) within 60 days of an Asset Sale pursuant to this clause (d), the Company or such Restricted Subsidiary Monetizes an amount of such Capital Stock having a fair market value equal to the difference between (x) the aggregate fair market value measured at such time of Capital Stock received and still held in all transactions pursuant to this clause (d), plus the aggregate fair market value of Capital Stock, if any, received and still held in all transactions under clause (c) above, and (y) the proceeds that would be received from the sale of Equity Interests in a Cable Business (in which the Company has an Equity Interest) representing 5% of the Company's Net Households immediately prior to such transaction; provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be Cash Equivalents

          (to the extent of the Cash Equivalents received in such conversion) for purposes of this clause (iii).

          For purposes of this Indenture, the phrase "comparable in type" shall include, without limitation and irrespective of the asset being sold, a Qualified Cable Asset.

          (b) Within 360 days after any Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) will cause the Net Proceeds from such Asset Sale:

          (i) to be used to permanently reduce Indebtedness of a Restricted Subsidiary; or

          (ii)  to be invested or reinvested in a Cable Controlled Property.

          Any Net Proceeds from any Asset Sale that are not used or reinvested as provided in the preceding sentence constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, the Company will make an offer (an "Asset Sale Offer") to all holders of Securities and Other
              ----------------
Qualified Notes to purchase the maximum principal amount of Securities and Other Qualified Notes (determined on a pro rata basis according to the accreted value or principal amount, as the case may be, of the Securities and the Other Qualified Notes; provided, however, that the asset sale offer must be made first to the holders of the Applicable Notes) that may be purchased out of the Excess Proceeds, if any, remaining after the consummation of the aforementioned Asset Sale Offer to the holders of the Applicable Notes (x) with respect to the Other Qualified Notes, based on the terms set forth in the indenture related to each issue of the Other Qualified Notes and (y) with respect to the Securities, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in
Section 3.08 hereof. To the extent that the aggregate principal amount or accreted value, as the case may be, of Securities and Other Qualified Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, if any, remaining after the consummation of any required asset sale offer to the holders of the Applicable Notes, the Company may use such deficiency for general corporate purposes. If the principal amount or aggregate accreted value, as the case may be, of Securities and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, if any, remaining after the consummation of any required asset sale offer to the holders of the Applicable Notes, then such remaining Excess Proceeds will be allocated pro rata according to accreted value or principal amount, as the case may be, to the Securities and each issue of the Other Qualified Notes and, the Trustee will select the Securities to be purchased from the amount allocated to the Securities on the basis set forth in Section 3.08(e) hereof. Upon completion of any required asset sale offer to the holders of Applicable Notes and the completion of the Asset Sale Offer to the holders of the Securities and the Other Qualified Notes, the amount of Excess Proceeds will be reset at zero. No such Asset Sale Offer to purchase the Securities and Other Qualified Notes shall be required to be made by the Company pursuant to the foregoing provisions if there are no Excess Proceeds remaining after the consummation of any required asset sale offer made to holders of the Applicable Notes.

          (c) Notwithstanding the provisions of Sections 4.10(a) and (b): the Company and its Subsidiaries may:

          (i) sell, lease, transfer, convey or otherwise dispose of assets or property acquired after October 14, 1993, by the Company or any Subsidiary in a sale-and-leaseback transaction so long as the proceeds of such sale are immediately applied to permanently reduce

          Indebtedness of a Restricted Subsidiary or if there is no such Indebtedness or such proceeds exceed the amount of such Indebtedness then such proceeds or excess proceeds are reinvested in a Cable Controlled Property within 360 days after such sale, lease, transfer, conveyance or disposition;

          (ii)(x) swap or exchange assets or property with a Cable Controlled Subsidiary or (y) issue, sell, lease, transfer, convey or otherwise dispose of equity securities of any of the Company's Subsidiaries to a Cable Controlled Subsidiary, in each of cases (x) and (y) so long as
          (A) the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company after such transaction is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction and (B) either (I) the assets so contributed consist solely of a license to operate a Cable Business and the Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately after and giving effect to such transaction equals or exceeds the number of Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately prior to such transaction or (II) the assets so contributed consist solely of Cable Assets and the value of the Capital Stock received, immediately after and giving effect to such transaction, as determined by an investment banking firm of recognized standing with knowledge of the Cable Business, equals or exceeds the value of Cable Assets exchanged for such Capital Stock;

          (iii) sell or transfer Long DistanceMicrowave Assets so long as the Net Proceeds of such sale or transfer are applied in accordance with
          Section 4.10(b) of this Indenture; or

          (iv) issue, sell, lease, transfer, convey or otherwise dispose of Equity Interests in any Cable Controlled Subsidiary if (A) the only consideration received therefor other than Cash Equivalents is Cable Assets and (B) within 270 days of such disposition the Company or such Subsidiary, as the case may be, commits to invest the cash (or Cash Equivalents) proceeds therefrom in a Cable Controlled Property and actually so invests such proceeds in a Cable Controlled Property within 15 months of such disposition;

provided, however, that in connection with each transaction under clauses (ii) and (iv) above, the Company delivers to the Trustee:

               (1) with respect to any such transaction where the aggregate value of all the consideration received by the Company and its Subsidiaries exceeds $1 million or any series of such transactions where the aggregate value of all the consideration so received exceeds $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such disposition is approved by a majority of the disinterested directors on the Board of Directors, and

               (2) with respect to any such transaction or any series of such transactions where the aggregate value of all the consideration received by the Company and its Subsidiaries exceeds $10 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience together with an Officers' Certificate to the effect that such opinion complies with clause (2) of this proviso.

          SECTION 4.11. Limitations on Transactions with Affiliates. (a) The
                        -------------------------------------------
Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:
                                              ---------------------

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person, and

          (ii)  the Company delivers to the Trustee:

               (1) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors; and

               (2) with respect to any Affiliate Transaction involving aggregate payments in excess of $10 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $10 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience together with an Officers' Certificate to the effect that such opinion complies with this clause (2).

          (b) Notwithstanding the provisions of subsection (a) of this Section 4.11, the following shall not be deemed to be Affiliate Transactions:

          (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or its predecessor or such Subsidiary;

          (ii) transactions between or among the Company andor its Restricted Subsidiaries;

          (iii) transactions permitted by the provisions of Section 4.09 hereof;

          (iv) Liens permitted under Section 4.07 hereof which are granted by the Company or any of its Subsidiaries to an unrelated person for the benefit of the Company or any other Subsidiary of the Company;

          (v) any transaction pursuant to an agreement in effect on the Issuance Date; and

          (vi) the incurrence of Indebtedness by a Controlled Subsidiary where such Indebtedness is owed to the holders of the Equity Interests of such Controlled Subsidiary on a pro rata basis and on substantially identical principal financial terms.

          SECTION 4.12. Limitations on Dividends and Other Payment Restrictions
                        -------------------------------------------------------
Affecting Subsidiaries.  The Company will not, and will not permit any of its
----------------------
Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or
     (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, or

          (b) make loans or advances to the Company or any of its Subsidiaries, or

          (c) transfer any of its properties or assets to the Company or any of its Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

               (i)  Existing Indebtedness as in effect on the Issuance Date,

               (ii)  this Indenture and the Securities,

               (iii) any agreement covering or relating to Indebtedness permitted to be incurred under Section 4.08(b)(i), (b)(ii) or (b)(iii) hereof, provided that the provisions of such agreement permit any action referred to in clause (a) above in aggregate amounts sufficient to enable the payment of interest and principal and mandatory repurchases pursuant to the terms of this Indenture and the Securities, but provided further that (x) any such agreement may nevertheless encumber, prohibit or restrict any action referred to in clause (a) above if an event of default under such agreement has occurred and is continuing or would occur as a result of any such action and (y) any such agreement may nevertheless contain restrictions limiting the payment of dividends or the making of any other distributions to all or a portion of excess cash flow (or any similar formulation thereof) and subordination provisions governing Indebtedness owed to the Company or any Restricted Subsidiary,

               (iv) applicable law,

               (v) any instrument governing Indebtedness or Capital Stock of a person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; provided that the EBITDA of such person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture,

               (vi) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

               (vii) customary provisions of joint venture or stockholder agreements, provided that such provisions are determined by a resolution of the Board of Directors to be, at the time of such determination, customary for such agreements,

               (viii) purchase money obligations for property acquired in the ordinary course of business or

               (ix) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

          SECTION 4.13. Change of Control. (a) Upon the occurrence of a Change
                        -----------------
of Control Triggering Event, each holder of Securities shall have the right, in accordance with this Section 4.13 and Section 3.08 hereof, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Securities pursuant to the offer described in Section
3.08 hereof (the "Purchase Offer") at a purchase price equal to 101% of the
                  --------------
principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment").
                           -------------------------

          (b) Within 40 days following any Change of Control Triggering Event, the Company shall mail to each holder the notice provided by Section 3.08(e)(i).

          SECTION 4.14. Payment of Additional Amounts.  At least 10 days prior
                        -----------------------------
to the first date on which payment of principal and any premium or interest on the Securities is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.14, the Company will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether the Company is obligated to pay Additional Amounts (as defined in Section 3 of the Initial Notes or Section 2 of the Exchange Notes) with respect to such payment of principal, or of any premium or interest on the Securities. If the Company will be obligated to pay Additional Amounts with respect to such payment, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such holders and the Company will pay to the Trustee or the Paying Agent such Additional Amounts. The Company shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.14.

          Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Offer Amount, interest or any other amount payable under or with respect to any Security such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.14 and Section 3 of the Initial Notes (or Section 2 of the Exchange Notes) to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this
Section 4.14 and Section 3 of the Initial Notes (or Section 2 of the Exchange Notes) and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

                                   ARTICLE V

                                  Successors
                                  ----------

          SECTION 5.01. Merger, Consolidation or Sale of Assets.  The Company
                        ---------------------------------------
may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless:

          (a) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of England and Wales or of the United States, any state thereof or the District of Columbia;

          (b) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts if the surviving corporation is a corporation organized or existing under the laws of England and Wales) of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture;

          (c) immediately after such transaction no Default or Event of Default exists;

          (d) the Company or any entity or person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding the transaction, provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction; and

          (e) such transaction would not result in the loss of any material authorization or Material License of the Company or its Subsidiaries.

          SECTION 5.02. Successor Corporation Substituted.  Upon any
                        ---------------------------------
consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities.

                                  ARTICLE VI

                             Defaults and Remedies
                             ---------------------

          SECTION 6.01. Events of Default.  An "Event of Default" occurs if:
                        -----------------

          (a) the Company defaults in the payment of interest (and Additional Amounts, if applicable) on any Security when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable;

          (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

          (c) the Company or any Subsidiary thereof fails to observe or perform any covenant or agreement contained in Section 4.08, 4.09, or 4.13 hereof;

          (d) the Company or any Subsidiary thereof fails to observe or perform any other covenant or agreement contained in this Indenture or the Securities, required by any of them to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the holders of 25% in aggregate principal amount of the then outstanding Securities to the Company and the Trustee stating that such notice is a "Notice of Default";

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issuance Date, which default (i) is caused by a failure to pay when due principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results
                                             ---------------
     in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

          (f) a final judgment or final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary of the Company which remains undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5 million;

          (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law; (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary in an involuntary case, (ii) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 60 days; and

          (i) the revocation of a Material License.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar
                    --------------
Federal, state or foreign law for the relief of debtors or the protection of creditors. The term "Custodian" means any receiver, trustee, assignee,
                      ---------
liquidator or similar official under any Bankruptcy Law.

          SECTION 6.02. Acceleration.  If an Event of Default (other than an
                        ------------
Event of Default specified in clauses (g) and (h) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Noteholders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable. Upon such declaration, the principal of, premium, if any, and interest on, the Securities shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. The Noteholders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

          In the case of any Event of Default pursuant to the provisions of
Section 6.01 occurring by reason of any wilful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 7 of the Initial Notes (Section 6 in the case of the Exchange Notes), an equivalent premium shall, upon demand of the Noteholders of at least 25% in principal amount of the then outstanding Securities delivered to the Company and the Trustee, also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding. If an Event of Default occurs prior to February 15, 2002, by reason of any wilful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to February 15, 2002, pursuant to Section 7 of the Initial Notes (Section 6 in the case of the Exchange Notes), then the premium payable for purposes of this paragraph for each of the years beginning on February 15 of the years (February 12 in the case of 1997) set forth below shall, subject to the foregoing demand, be as set forth in the following table expressed as a percentage of the amount that would otherwise be due pursuant to this Section 6.02 hereof but for the provisions of this sentence.

          Year                                                  Percentage
          ----                                                  ----------
          1997   ................................................    110.0%
          1998   ................................................    109.0%
          1999   ................................................    108.0%
          2000   ................................................    107.0%
          2001   ................................................    106.0%

          SECTION 6.03. Other Remedies.  If an Event of Default occurs and is
                        --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 6.04. Waiver of Past Defaults.  The Noteholders of a majority
                        -----------------------
in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 6.05. Control by Majority.  The Noteholders of a majority in
                        -------------------
principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

          SECTION 6.06. Limitation on Suits.  A Noteholder may pursue a remedy
                        -------------------
with respect to this Indenture or the Securities only if:

          (a) the Noteholder gives to the Trustee notice of a continuing Event of Default;

          (b) the Noteholders of at least 25% in principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

          (c) such Noteholder or Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (e) during such 60-day period the Noteholders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

          SECTION 6.07. Rights of Noteholders to Receive Payment.
                        ----------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder made pursuant to this Section.

          SECTION 6.08. Collection Suit by Trustee.  If an Event of Default
                        --------------------------
specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09. Trustee May File Proofs of Claim.  The Trustee may file
                        --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

          SECTION 6.10. Priorities.  If the Trustee collects any money pursuant
                        -----------
to this Article, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07 hereof;
          -----

          Second:  to Noteholders for amounts due and unpaid on the Securities
          ------
     for principal and interest (and Additional Amounts, if applicable), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third:  to the Company.
          -----

          The Trustee may fix a record date and payment date for any payment to Noteholders made pursuant to this Section.

          SECTION 6.11. Undertaking for Costs.  In any suit for the enforcement
                        ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 hereof, or a suit by Noteholders of more than 10% in principal amount of the then outstanding Securities.


                                  ARTICLE VII

                                    Trustee
                                    -------

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has
                        -----------------
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
6.05 hereof.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any
                        -----------------
document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e), (f) or (i) of Section 6.01 or of the identity of any Material Subsidiary referred to in clause (ii) of the definition thereof unless either (1) a Trust Officer of the Trustee assigned to its Corporate Trustee Administration Department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section
10.02 hereof from the Company or any holder.

          SECTION 7.03. Individual Rights of Trustee.  The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

          SECTION 7.04. Trustee's Disclaimer.  The Trustee makes no
                        --------------------
representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities other than its authentication or for compliance by the Company with the Registration Rights Agreement.

          SECTION 7.05. Notice of Defaults.  If a Default or Event of Default
                        ------------------
occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

          SECTION 7.06. Reports by Trustee to Noteholders.  Within 60 days after
                        ---------------------------------
the reporting date stated in Section 10.10, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA (S) 313(a) if and to the extent required by such (S) 313(a). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

          SECTION 7.07. Compensation and Indemnity.  The Company shall pay to
                        --------------------------
the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee.  A resignation or removal of the
                        ----------------------
Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company. The Noteholders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (S) 310(b);

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Noteholders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Noteholders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (S) 310(b), any Noteholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08 hereof, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

          SECTION 7.09. Successor Trustee by Merger, Etc.  If the Trustee
                        --------------------------------
consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          SECTION 7.10. Eligibility; Disqualification.  This Indenture shall
                        -----------------------------
always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and
(5).  The Trustee shall always have a combined capital and surplus as stated in
Section 10.10 hereof. The Trustee is subject to TIA (S) 310(b). The following indentures shall be deemed to be specifically described herein for the purposes of clause (i) of the first proviso contained in TIA (S) 310(b): (a) indenture dated as of October 14, 1993, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee, relating to the Applicable Notes, as amended, (b) indenture dated as of April 20, 1995 between the Company and The Chase Manhattan Bank, as trustee, relating to the 12 34% Notes, as amended, and
(c) indenture dated as of January 30, 1996 between the Company and The Chase Manhattan Bank, as trustee, relating to the 11 12% Notes.

          SECTION 7.11. Preferential Collection of Claims Against Company.  The
                        -------------------------------------------------
Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                  ARTICLE VIII

                             Discharge of Indenture
                             ----------------------

          SECTION 8.01. Termination of Company's Obligations.  This Indenture
                        ------------------------------------
shall cease to be of further effect (except that the Company's obligations under Sections 7.07 and 8.03 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

          SECTION 8.02. Option to Effect Defeasance.  The Company may, at the
                        ---------------------------
option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have this Section 8.02 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Section. Upon the Company's election to have this Section 8.02 apply to all the outstanding Securities, the Company shall, subject to the satisfaction of the conditions set forth in the next paragraph, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date such conditions are satisfied (hereinafter, "Defeasance"). For this purpose, Defeasance means that the Company shall be
 ----------
deemed to have paid and discharged the entire Obligations represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.03 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of outstanding Securities to receive solely from the trust fund described in the following paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Article II hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and (d) this Article VIII.

          In order to exercise Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, pursuant to an irrevocable trust and security agreement in form satisfactory to the Trustee, money or U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, expressed in a written certification thereof (in form satisfactory to the Trustee) to pay the principal of, premium, if any, and interest on the outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, and interest on the outstanding Securities;

          (b) the Company shall have delivered to the Trustee, an Opinion of Counsel (which counsel may be an employee of the Company) reasonably acceptable to the Trustee confirming that: (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

          (c) no Event of Default shall have occurred and be continuing on the date of such Defeasance (other than an Event of Default resulting from or related to the incurrence of Indebtedness, the proceeds of which are to be applied to such deposit) or, insofar as Sections 6.01 (g) and (h) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Law insofar as those apply to the deposit by the Company);

          (d) such Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (e) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit (or such greater period referred to in (c) above), the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Securities over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (g) the deposit shall not result in the Company, the Trustee or the trust fund established pursuant to (a) above being subject to regulation under the Investment Company Act of 1940, as amended;

          (h) holders of the Securities will have a valid, perfected and unavoidable (under applicable Bankruptcy Law), subject to the passage of time referred to clause (e) above, first priority security interest in the trust funds; and

     (i) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (subject to customary exceptions), each stating that all conditions precedent provided for or relating to the Defeasance have been complied with.

          "U.S. Government Obligations" means direct obligations of the United
           ---------------------------
States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest (including Additional Amounts, if applicable) on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

          SECTION 8.03. Application of Trust Money.  The Trustee shall hold in
                        --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to Section
8.02 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

          SECTION 8.04. Repayment to Company.  The Trustee and the Paying Agent
                        --------------------
shall promptly pay to the Company upon request any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Noteholders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another person.

          SECTION 8.05. Reinstatement.  If (i) the Trustee or Paying Agent is
                        -------------
unable to apply any money in accordance with Section 8.03 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Noteholders of at least a majority in principal amount of the then outstanding Securities so request by written notice to the Trustee, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.03 hereof or such request is revoked by such Noteholders; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE IX

                      Amendments, Supplements and Waivers
                      -----------------------------------

          SECTION 9.01. Without Consent of Noteholders.  The Company and the
                        ------------------------------
Trustee may amend or supplement this Indenture or the Securities without the consent of any Noteholder:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b)  to comply with Section 5.01 hereof;

          (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (d) to make any change that does not adversely affect the interests hereunder of any Noteholder; or

          (e) to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

          SECTION 9.02. With Consent of Noteholders.  Subject to Section 6.07
                        ---------------------------
hereof, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Noteholders of at least a majority in principal amount of the then outstanding Securities. Subject to Sections 6.04 and 6.07 hereof, the Noteholders of a majority in principal amount of the Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not:

          (a) reduce the amount of Securities whose Noteholders must consent to an amendment, supplement or waiver;

          (b) reduce the rate of or change the time for payment of interest on any Security;

          (c) reduce the principal of or change the fixed maturity of any Security, or alter the provisions of Sections 7 and 8 of the Initial Note and Sections 6 and 7 of the Exchange Note;

          (d) make any Security payable in money other than that stated in the Security;

          (e) make any change in Section 6.04, 6.07 or 9.02 hereof (this sentence); or

          (f) waive a default in the payment of the principal of, or interest on, any Security.

          To secure a consent of the Noteholders under this Section 9.02, it shall not be necessary for the Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment or waiver.

          SECTION 9.03. Compliance with Trust Indenture Act.  Every amendment to
                        -----------------------------------
this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents.  Until an amendment,
                        ---------------------------------
supplement or waiver becomes effective, a consent to it by a Noteholder of a Security is a continuing consent by the

Noteholder and every subsequent Noteholder of a Security or portion of a Security that evidences the same debt as the consenting Noteholder's Security, even if notation of the consent is not made on any Security. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Noteholders of the requisite principal amount of Securities have consented to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Noteholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Noteholders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (f) of Section 9.02 hereof. In such case, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder that evidences the same debt as the consenting Noteholder's Security.

          SECTION 9.05. Notation on or Exchange of Securities.  The Trustee may
                        -------------------------------------
place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

          SECTION 9.06. Trustee Protected.  The Trustee shall sign all
                        -----------------
supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.


                                   ARTICLE X

                                 Miscellaneous
                                 -------------

          SECTION 10.01. Trust Indenture Act Controls.  This Indenture is
                         ----------------------------
subject to the provisions of the TIA that are required to be incorporated into this Indenture (or, prior to the registration of the Securities pursuant to the Registration Rights Agreement, would be required to be incorporated into this Indenture if it were qualified under the TIA), and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required (or would be so required) to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

          SECTION 10.02. Notices.  Any notice or communication by the Company or
                         -------
the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 10.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

          All other notices or communications shall be in writing.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

          SECTION 10.03. Communication by Noteholders with Other Noteholders.
                         ---------------------------------------------------
Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 10.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 10.05. Statements Required in Certificate or Opinion.  Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

          (a) a statement that the person signing such certificate or rendering such opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 10.06. Rules by Trustee and Agents.  The Trustee may make
                         ---------------------------
reasonable rules for action by, or a meeting of, Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 10.07. Legal Holidays.  A "Legal Holiday" is a Saturday, a
                         --------------
Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

          SECTION 10.08. No Recourse Against Others.  A director, officer,
                         --------------------------
employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          SECTION 10.09. Counterparts.  This Indenture may be executed in any
                         ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 10.10. Variable Provisions.  "Officer" means the Chairman of
                         -------------------
the Board, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

          The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

          The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ended on December 31, 1996.

          The reporting date for Section 7.06 hereof is March 15 of each year. The first reporting date is March 15, 1997.

          The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

The Company's address is:

     International CableTel Incorporated
     110 East 59th Street, 26th Floor
     New York, New York 10022
     Attention of:    Richard J. Lubasch, Esq.
                      General Counsel

The Trustee's address is:

     The Chase Manhattan Bank
     450 West 33rd Street
     New York, New York 10001
     Attention:  Corporate Trustee
                 Administration Department

          SECTION 10.11. GOVERNING LAW.  THE INTERNAL LAWS OF THE STATE OF NEW
                         -------------
YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          SECTION 10.12. No Adverse Interpretation of Other Agreements.  This
                         ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 10.13. Successors.  All agreements of the Company in this
                         ----------
Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 10.14. Severability.  In case any provision in this Indenture
                         ------------
or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10.15. Table of Contents, Headings, Etc.  The Table of
                         --------------------------------
Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                    INTERNATIONAL CABLETEL
                                    INCORPORATED, as Company


                                    By: /s/ Richard J. Lubasch
                                        -----------------------------
                                        Name:  Richard J. Lubasch
                                        Title: Senior Vice President


                                    THE CHASE MANHATTAN BANK,
                                     as Trustee


                                    By: /s/ Andrew M. Deck
                                        -----------------------------
                                        Name:  Andrew M. Deck
                                        Title: Senior Trust Officer

STATE OF NEW YORK                       )
                                        ) ss.:
COUNTY OF NEW YORK                  )


          personally appeared before me, the undersigned authority in and for the said county and state, on this 12th day of February, 1997, within my jurisdiction, the within named Richard J. Lubasch acknowledged that he is Senior Vice President of International CableTel Incorporated, a Delaware corporation, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                        /s/ Maureen P. Murphy
                                        ---------------------
                                        NOTARY PUBLIC

                                        MAUREEN P. MURPHY
                                        Notary Public, State of New York
                                        No. 24-4798844
                                        Qualified in Richmond County
                                        Certificate Filed in New York County
                                        Commission Expires March 30, 1997



STATE OF NEW YORK                       )
                                               ) ss.:
COUNTY OF NEW YORK                  )


          personally appeared before me, the undersigned authority in and for the said county and state, on this 12th day of February, 1997, within my jurisdiction, the within named Andrew M. Deck, who acknowledged that he is a Senior Trust Officer of The Chase Manhattan Bank, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                        /s/ Maureen P. Murphy
                                        ---------------------
                                        NOTARY PUBLIC

                                        MAUREEN P. MURPHY
                                        Notary Public, State of New York
                                        No. 24-4798844
                                        Qualified in Richmond County
                                        Certificate Filed in New York County
                                        Commission Expires March 30, 1997

                                                                       EXHIBIT A



                         [FORM OF FACE OF INITIAL NOTE]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE

EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(2) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE THAT MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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c)(2) OF REGULATION S UNDER THE SECURITIES ACT), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR
(6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

No. ________                                                           $________

                                          CUSIP No. [       ]/CINS No. [       ]


                            10% SENIOR NOTE DUE 2007

          International CableTel Incorporated, a Delaware corporation (the "Company"), promises to pay to __________________________ or registered assigns,
the principal sum of ____________________ Dollars $[                    ] [,or
such other amount as is indicated on Schedule A hereof*/,] on February 15,
                                                      -
2007, subject to the further provisions of this Senior Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

*  Applicable to Global Securities only.


Interest Payment Dates:  February 15 and August 15, commencing August 15, 1997.

Record Dates:    February 1 and August 1

          IN WITNESS WHEREOF, International CableTel Incorporated has caused this Senior Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: ______________

                                         INTERNATIONAL CABLETEL
                                         INCORPORATED

                                         by
                                         ________________________________
[Seal]
                                         by
                                         ________________________________

-------------------------------
* Applicable to Global Securities only.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 10% Senior
Notes Due 2007 described in the
within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee

By:______________________________________
          Authorized Officer

                       [FORM OF REVERSE OF INITIAL NOTE]

                      INTERNATIONAL CABLETEL INCORPORATED


                            10% Senior Note Due 2007


          1. Interest. INTERNATIONAL CABLETEL INCORPORATED, a Delaware corporation (the "Company"), is the issuer of 10% Senior Notes Due 2007 (the "Senior Notes"). The Senior Notes will accrue interest at a rate of 10% per annum. The Company promises to pay interest on the Senior Notes in cash semiannually on each February 15 and August 15, commencing on August 15, 1997, to holders of record on the immediately preceding February 1 and August 1, respectively. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from February 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the interest rate borne by the Senior Notes, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same interest rate compounded semiannually. Any interest paid on this Senior Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Senior Note.

          2.   Special Interest.  The holder of this Senior Note is entitled to
               ----------------
the benefits of the Registration Rights Agreement relating to the Senior Notes, dated as of February 12, 1997, between the Company and the Initial Purchasers (the "Registration Rights Agreement").

          In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the SEC on or prior to the 75th day following the date of original issuance of the Senior Notes, (b) the Exchange Offer Registration Statement is not declared effective prior to the 120th day following the date of original issuance of the Senior Notes (as such period may be extended in accordance with the SEC review delay provisions of the Registration Rights Agreement) or (c) the Registered Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the 160th day following the date of original issuance of the Senior Notes (as such period may be extended in accordance with the SEC review delay provisions of the Registration Rights Agreement) (each such event referred to in clauses (a) through (c) above, a "Registration Default"), interest will accrue (in addition to the stated interest on the Senior Notes) from and including the next day following each of (i) such 75-day period in the case of clause (a) above and
(ii) such 120-day period in the case of clause (b) above and (iii) such 160-day period in the case of clause (c) above (in each of cases (b) and (c) as such period is extended, if applicable, in the manner aforesaid) (each such period referred to in clauses (i)-(iii) above an "Accrual Period"), at a rate per annum equal to 0.50% of the principal amount of the Senior Notes (determined daily). The amount of such additional interest (the "Special Interest") will increase by an additional 0.50% of the principal amount with respect to each subsequent applicable Accrual Period until all Registration Defaults have been cured, up to a maximum amount of Special Interest of 1.50% per annum of the principal amount (determined daily). In each case such additional interest will be payable in cash semiannually in arrears on each February 15 and August 15, commencing August 15, 1997, to holders of record on the immediately preceding February 1 and August 1, respectively.

          In the event that a Shelf Registration Statement is declared effective pursuant to the terms of the Registration Rights Agreement, if the Company fails to keep such Registration Statement continuously effective for the period required by the Registration Rights Agreement, then from such time as the Shelf Registration Statement is no longer effective until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the third anniversary of the original issuance of the Senior Notes or
(iii) the date as of which all of the Senior Notes are sold pursuant to the Shelf Registration Statement, Special Interest shall accrue at a rate per annum equal to 0.50% of the principal amount of the Senior Notes (1.00% thereof if the Shelf Registration Statement is no longer effective for 30 days or more) and shall be payable in cash semiannually in arrears on each February 15 and August 15, commencing August 15, 1997, to the holders of record on the immediately preceding February 1 and August 1, respectively.

          3.   Additional Amounts.  This Section 3 will apply only in the event
               ------------------
that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of England and Wales. All payments made by the Company on this Senior Note will be made without deduction or withholding, for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under this Senior Note, the Company will pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a holder of this Senior Note after such deduction or withholding shall be not less than the amounts specified in this Senior Note to which the holder of this Senior Note is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

          (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), other than the holding of this Senior Note or the receipt of amounts payable in respect of this Senior Note and the United Kingdom or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of this Senior Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had this Senior Note been presented on the last day of such period of 30 days;

          (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of this Senior Note or, if different, the beneficial owner of the interest payable on this Senior Note, with a timely request of the Company addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

          (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

          (d) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a Senior Note or withholding from the proceeds of a sale or exchange of a Senior Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a Senior Note, if such payment can be made without such withholding by any other Paying Agent located inside the United States;

          (f) any tax, assessment or other governmental charge imposed on a holder that is not the beneficial owner of a Senior Note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the Senior Note;

          (g)  any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Senior Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the holder of this Senior Note. All references to principal amount or interest on the Senior Notes in the Indenture or the Senior Notes shall include any Additional Amounts payable to the Company pursuant to this Section 3.

          4.   Method of Payment.  The Company will pay interest on the Senior
               -----------------
Notes (except defaulted interest) to the persons who are registered holders of Senior Notes at the close of business on the record date for the next interest payment date even though Senior Notes are canceled after the record date and on or before the interest payment date. Noteholders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address. If a holder so requests, principal and interest may be paid by wire transfer of immediately available funds to an account previously specified in writing by such holder to the Company and the Trustee.

          5.   Paying Agent and Registrar.  The Trustee will act as Paying Agent
               --------------------------
and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

          6.   Indenture.  The Company issued the Senior Notes under an
               ---------
Indenture, dated as of February 12th, 1997 (the "Indenture") between the Company and The Chase Manhattan Bank, as

Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Senior Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are unsecured general obligations of the Company limited to $400,000,000 in aggregate principal amount.

          7.   Optional Redemption.  Except as provided in Section 8 hereof, the
               -------------------
Senior Notes are not redeemable at the Company's option prior to February 15, 2002. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount ) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

    Year                                            Percentage
    ----                                            ----------

    2002 .......................................... 105.000%
    2003 .......................................... 103.333%
    2004 .......................................... 101.667%
    2005 and thereafter ........................... 100.000%

          8.  Optional Tax Redemption.  (a)  The Senior Notes may be redeemed at
              -----------------------
the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if after the date on which Section 3 of this Senior Note becomes applicable (the "Relevant Date") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulation or rulings (a "Change in Tax Law") which becomes effective after the Relevant Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Senior Notes as described under Section 3 hereof with respect to withholding taxes imposed by the United Kingdom (or any political subdivision or taxing authority thereof or therein)(a "U.K. Withholding Tax") and such U.K. Withholding Tax is imposed at a rate that exceeds the rate (if any) at which U.K. Withholding Tax was imposed on the Relevant Date, provided, however, that (i) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a Change in Tax Law in the United Kingdom was to occur after the Relevant Date, (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Senior Notes then due, (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

          (b) The Senior Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the person into which the Company is merged after the Relevant Date or to which the Company conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Senior Notes with respect to U.K. Withholding Tax as described under Section 3 hereof and such U.K. Withholding Tax is imposed at a rate that exceeds the rate (if any) at which U.K. Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation, provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a Change in Tax Law in the United Kingdom was to occur after such date.

          The Company will also pay, or make available for payment, to holders on the Redemption Date any Additional Amounts (as described, but subject to the exceptions referred to, in Section 3 hereof) resulting from the payment of such Redemption Price.

          9.  Notice of Redemption.  Notice of redemption will be mailed at
              --------------------
least 30 days but not more than 60 days before the redemption date to each holder of the Senior Notes to be redeemed at his address of record. The Senior Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Senior Notes, the Senior Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Senior Notes or portions of them called for redemption.

          If this Senior Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Senior Note is registered at the close of business on such record date.

          10.  Mandatory Redemption.  Except as set forth in Sections 4.10 and
               --------------------
4.13 of the Indenture, the Company will not be required to make mandatory redemption or repurchase payments with respect to the Senior Notes. There are no sinking fund payments with respect to the Senior Notes.

          11.  Repurchase at Option of Holder.  (a) If there is a Change of
               ------------------------------
Control Triggering Event, the Company shall be required to offer to purchase on the Purchase Date all outstanding Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Purchase Date. Noteholders of Senior Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Purchase Date and may elect to have such Senior Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder to Elect Purchase" appearing below.

          (b) If the Company or a Subsidiary consummates any Asset Sales, and when the aggregate amount of Excess Proceeds from such Asset Sales exceeds $15 million, the Company shall be required to make an offer (an "Asset Sale Offer") to all holders of the Senior Notes and Other Qualified Notes to purchase the maximum principal amount of Senior Notes and Other Qualified Notes (determined on a pro rata basis according to the principal amount or accreted value, as the case may be, of the Senior Notes and the Other Qualified Notes; provided, however, that the asset sale offer must be made first to the holders of the Applicable Notes) that may be purchased out of the Excess Proceeds, if any, remaining after the consummation of an asset sale offer made to holders of the Applicable Notes, with respect to the

Senior Notes at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of Senior Notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, if any, remaining after the consummation of an asset sale offer made to holders of the Applicable Notes, then any remaining Excess Proceeds will be allocated pro rata according to principal amount or accreted value, as the case may be, to the Senior Notes and each issue of the Other Qualified Notes and, the Trustee will select the Senior Notes to be purchased in accordance with Section 3.08(e) of the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

          12.  Denominations, Transfer, Exchange.  The Senior Notes are in
               ---------------------------------
registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered, and Senior Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption (except the unredeemed portion of any Senior Note being redeemed in part). Also, it need not exchange or register the transfer of any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

          13.  Persons Deemed Owners.  Except as provided in paragraph 4 of this
               ---------------------
Senior Note, the registered Noteholder of a Senior Note may be treated as its owner for all purposes.

          14.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Noteholders of Senior Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          15.  Defaults and Remedies.  The Senior Notes shall have the Events of
               ---------------------
Default set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Senior Notes by notice to the Company and the Trustee may declare all the Senior Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Senior Notes shall become due and payable immediately without further action or notice. The Noteholders of a majority in principal amount of the Senior Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then outstanding Senior Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

          16.  Amendments, Supplements and Waivers.  Subject to certain
               -----------------------------------
exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any Noteholder, the Indenture or the Senior Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder or to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

          17.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, engage in certain transactions with Affiliates, incur additional indebtedness and make payments in respect of Capital Stock. The limitations are subject to a number of important qualifications and exceptions.

          18.  Trustee Dealings with the Company.  The Trustee, in its
               ---------------------------------
individual or any other capacity may become the owner or pledgee of the Senior Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

          19.  No Recourse Against Others.  A director, officer, employee or
               --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder of the Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Notes.

          20.  Governing Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL
               -------------
GOVERN THE INDENTURE AND THE SENIOR NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

          21.  Authentication.  The Senior Notes shall not be valid until
               --------------
authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

          22.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (- Custodian), and UGMA (= Uniform Gifts to Minors Act).

          The Company will furnish to any Noteholder of the Senior Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                  International CableTelIncorporated
                  110 East 59th Street, 6th Floor
                  New York, New York 10022

                  Attention of:  Richard J. Lubasch, Esq.
                                   General Counsel

                                ASSIGNMENT FORM

              To assign this Senior Note, fill in the form below:

              (I) or (we) assign and transfer this Senior Note to

--------------------------------------------------------------------------------
              (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________________________ agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

          Your Signature: ______________________________________________
                              (Sign exactly as your name appears on the other side of this Senior Note)

          Date: __________________

          Signature Guarantee: *____________________________________________


     In connection with any transfer of any of the Senior Notes evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Senior Notes and the last date, if any, on which such Senior Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Senior Notes are being transferred:


     CHECK ONE BOX BELOW

          (1)  [ ]  to the Company; or

          (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

          (3) [ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

------------------
*. Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

          (4) [ ] to an institutional "accredited investor" (as defined in Schedule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

          (5) [ ] pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Senior Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Senior Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                        ---------------------------------
                                        Signature


Signature Guarantee*



-------------------------         ----------------------------------
Signature must be guaranteed    Signature

--------------------------------------------------------------------------------

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date: _____________________  ____________________________________

-----------------------
*.   Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                    NOTICE: To be executed by an executive officer

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE


          If you want to elect to have this Senior Note or a portion thereof repurchased by the Company pursuant to Section 3.08, 4.10 or 4.13 of the Indenture, check the box: [ ]

          If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased:______________________


     Your Signature: _____________________________________________________
                     (Sign exactly as your name appears on the other side of this Senior Note)

     Date: ________________________


     Signature Guarantee:**/
                         --
___________________
**. Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT

          The initial principal amount of this Global Security shall be $__________________. The following increases or decreases in the principal amount of this Global Security have been made:


                              Amount of decrease in     Amount of increase in      Principal amount of      Signature of authorized
                               principal amount of       principal amount of      this Global Security      officer of Trustee or
Date of exchange               this Global Security      this Global Security    following such decrease     Securities Custodian
                                                                                       or increase


--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


                                                                       EXHIBIT B



                        [FORM OF FACE OF EXCHANGE NOTE]


                   [Global Securities Legend. if applicable]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.___________                                                                 $
                                                                               -
                                                    CUSIP No. [  ]CINS No. [  ]

                       10% SERIES B SENIOR NOTE DUE 2007

          International CableTel Incorporated, a Delaware corporation (the "Company") promises to pay to _____________________________________________ or
registered assigns, the principal sum of [                  ] Dollars $[       ]
[or such other amount as is indicated on Schedule A hereof] ***** on February 15, 2007, subject to the further provisions of this Senior Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.


Interest Payment Dates:    February 15 and August 15, commencing August 15, 1997

Record Dates:    February 1 and August 1

          IN WITNESS WHEREOF, International CableTel Incorporated has caused this Senior Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


Dated: ________________

                                  INTERNATIONAL CABLETEL
                                  INCORPORATED,

                                  by

                                  _____________________________________


                                  by

                                  _____________________________________

[Seal]

------------------------------
***** Applicable to Global Securities only.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 10% Series B Senior Notes described in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee

By: ________________________________
          Authorized Officer

                       (FORM OF REVERSE OF EXCHANGE NOTE)

                      INTERNATIONAL CABLETEL INCORPORATED

                       10% Series B Senior Note Due 2007


          1.  Interest.  INTERNATIONAL CABLETEL INCORPORATED, a Delaware
              --------
corporation (the "Company"), is the issuer of 10% Series B Senior Notes Due 2007 (the "Senior Notes"). The Senior Notes will accrue interest at a rate of 10% per annum. The Company promises to pay interest on the Senior Notes in cash semiannually on each February 15 and August 15, commencing August 15, 1997, to holders of record on the immediately preceding February 1 and August 1, respectively, at the rate of 10% per annum. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from February 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the interest rate borne by the Senior Notes, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same interest rate compounded semiannually. Any interest paid on this Senior Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Senior Note.

          2.  Additional Amounts.  This Section 2 will apply only in the event
              ------------------
that the Company becomes, or a successor to the Company is. a corporation organized or existing under the laws of England and Wales. All payments made by the Company on this Senior Note will be made without deduction or withholding, for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under this Senior Note, the Company will pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a holder of this Senior Note after such deduction or withholding shall be not less than the amounts specified in this Senior Note to which the holder of this Senior Note is entitled; provided, however, that the Company
                                        --------  -------
shall not be required to make any payment of Additional Amounts for or on account of:

          (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), other than the holding of this Senior Note or the receipt of amounts payable in respect of this Senior Note and the United Kingdom or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of this Senior Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had this Senior Note been presented on the last day of such period of 30 days;

          (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of this Senior Note or, if different, the beneficial owner of the interest payable on this Senior Note, with a timely request of the Company addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

          (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

          (d) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a Senior Note or withholding from the proceeds of a sale or exchange of a Senior Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a Senior Note, if such payment can be made without such withholding by any other Paying Agent located inside the United States;

          (f) any tax, assessment or other governmental charge imposed on a holder that is not the beneficial owner of a Senior Note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the Senior Note;

          (g) any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Senior Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the holder of this Senior Note. All references to principal amount or interest on the Senior Notes in the Indenture or the Senior Notes shall include any Additional Amounts payable to the Company pursuant to this Section 2.

          3.   Method of Payment.  The Company will pay interest on the Senior
               -----------------
Notes (except defaulted interest) to the persons who are registered holders of Senior Notes at the close of business on the record date for the next interest payment date even though Senior Notes are canceled after the record date and on or before the interest payment date. Noteholders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address. If a holder so requests, principal and interest may be paid by wire transfer of immediately available funds to an account previously specified in writing by such holder to the Company and the Trustee.

          4.   Paying Agent and Registrar.  The Trustee will act as Paying Agent
               --------------------------
and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

          5.   Indenture.  The Company issued the Senior Notes under an
               ---------
indenture, dated as of February 12, 1997 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Senior Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are unsecured general obligations of the Company limited to $400,000,000 in aggregate principal amount.

          6.   Optional Redemption.  Except as provided in Section 7 herein, the
               -------------------
Senior Notes are not redeemable at the Company's option prior to February 15, 2002. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:


    Year                                            Percentage
    ----                                            ----------

    2002 ........................................   105.000%
    2003 ........................................   103.333%
    2004 ........................................   101.667%
    2005 and thereafter .........................   100.000%

          7.  Optional Tax Redemption. (a) The Senior Notes may be redeemed at
              -----------------------
the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if after the date on which Section 2 of this Senior Note becomes applicable (the "Relevant Date") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulations or rulings (a "Change in Tax Law") which becomes effective after the Relevant Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Senior Notes as described under
Section 2 hereof with respect to withholding taxes imposed by the United Kingdom (or any political subdivision or taxing authority thereof or therein) (a "U.K. Withholding Tax') and such U.K. Withholding Tax is imposed at a rate that exceeds the rate (if any) at which U.K. Withholding Tax was imposed on the Relevant Date, provided, however, that (i) this paragraph shall not apply to the
               --------  -------
extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a change in Tax Law in the United Kingdom was to occur after the Relevant Date, (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Senior Notes then due, (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

          (b) The Senior Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the person into which the Company is merged after the Relevant Date or to which the Company conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Senior Notes with respect to U.K. Withholding Tax as described under Section 2 hereof and such U.K. Withholding Tax is imposed at a rate that exceeds the rate (if any) at which U.K. Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation, provided, however, that this paragraph shall not apply
                          --------  -------
to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a Change in Tax Law in the United Kingdom was to occur after such date.

          The Company will also pay, or make available for payment, to holders on the Redemption Date any Additional Amounts (as described, but subject to the exceptions referred to, in Section 2 hereof) resulting from the payment of such Redemption Price.

          8.  Notice of Redemption.  Notice of redemption will be mailed at
              --------------------
least 30 days but not more than 60 days before the redemption date to each holder of the Senior Notes to be redeemed at his address of record. The Senior Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Senior Notes, the Senior Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Senior Notes or portions of them called for redemption.

          If this Senior Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Senior Note is registered at the close of business on such record date.

          9.  Mandatory Redemption.  Except as set forth in Sections 4.10 and
              --------------------
4.13 of the Indenture, the Company will not be required to make mandatory redemption or repurchase payments with respect to the Senior Notes. There are no sinking fund payments with respect to the Senior Notes.

          10.  Repurchase at Option of Holder. (a) If there is a Change of
               ------------------------------
Control Triggering Event, the Company shall be required to offer to purchase on the Purchase Date all outstanding Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Purchase Date. Noteholders of Senior Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Purchase Date and may elect to have such Senior Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder to Elect Purchase" appearing below.

          (b) If the Company or a Subsidiary consummates any Asset Sales, and when the aggregate amount of Excess Proceeds from such Asset Sales exceeds $15 million, the Company shall be required to make an offer (an "Asset Sale Offer") to all holders of the Senior Notes and Other Qualified Notes to purchase the maximum principal amount of Senior Notes and other Qualified Notes (determined on a pro rata basis according to the principal amount or accreted value, as the case may be, of the Senior Notes and the Other Qualified Notes; provided,
                                                                --------
however, that the asset sale offer must be made first to the holders of the
-------
Applicable Notes) that may be purchased out of the Excess Proceeds, if any, remaining after the consummation of an asset sale offer made to the holders of the Applicable Notes with respect to the Senior Notes at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of Senior Notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, if any, remaining after the consummation of an asset sale offer made to the holders of the Applicable Notes, then any remaining Excess Proceeds will be allocated pro rata according to principal amount or accreted value, as the case may be, to the Senior Notes and each issue of the Other Qualified Notes and, the Trustee will select the Senior Notes to be purchased in accordance with
Section 3.08(e) of the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

          11.  Denominations, Transfer, Exchange.  The Senior Notes are in
               ---------------------------------
registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered, and Senior Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption (except the unredeemed portion of any Senior Note being redeemed in part). Also, it need not exchange or register the transfer of any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

          12.  Persons Deemed Owners.  Except as provided in paragraph 3 of this
               ---------------------
Senior Note, the registered Noteholder of a Senior Note may be treated as its owner for all purposes.

          13.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Noteholders of Senior Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          14.  Defaults and Remedies.  The Senior Notes shall have the Events of
               ---------------------
Default as set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Senior Notes by notice to the Company and the Trustee may declare all the Senior Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Senior Notes shall become due and payable immediately without further action or notice. The Noteholders of a majority in principal amount of the Senior Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Senior Notes as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then outstanding Senior Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

          15.  Amendments, Supplements and Waivers.  Subject to certain
               -----------------------------------
exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any Noteholder, the Indenture or the Senior Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder or to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

          16.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, engage in certain transactions with Affiliates, incur additional Indebtedness and make payments in respect of Capital Stock. The limitations are subject to a number of important qualifications and exceptions.

          17.  Trustee Dealings with the Company.  The Trustee, in its
               ---------------------------------
individual or any other capacity may become the owner or pledgee of the Senior Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

          18.  No Recourse Against Others.  A director, officer, employee or
               --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder of the Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Notes.

          19.  Governing Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL
               -------------
GOVERN THE INDENTURE AND THE SENIOR NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

          20.  Authentication.  The Senior Notes shall not be valid until
               --------------
authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

          21.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors Act).

          The Company will furnish to any Noteholder of the Senior Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                      International CableTel Incorporated
                        110 East 59th Street, 26th Floor
                            New York, New York 10022
                     Attention of:Richard J. Lubasch, Esq.
                                General Counsel

                                ASSIGNMENT FORM

              To assign this Senior Note, fill in the form below:

              (I) or (we) assign and transfer this Senior Note to

______________________________________ (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 ______________________________________ (Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________________________ agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

        Your Signature:________________________________________
                              (Sign exactly as your name appears on the other side of this Senior Note)

        Date: __________________

        Signature Guarantee: **  ______________________________






--------------
**. Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE


          If you want to elect to have this Senior Note or a portion thereof repurchased by the Company pursuant to Section 3.08, 4.10 or 4.13 of the Indenture, check the box: [ ]

          If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: _____________________


Your Signature: _____________________________________________
                  (Sign exactly as your name appears on the other side of this Senior Note)

     Date: ________________________


     Signature Guarantee:***


_____________________
***. Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT

          The principal amount of this Global Security shall be $_________. The following increases or decreases in the principal amount of this Global Security have been made:


                              Amount of decrease in     Amount of increase in      Principal amount of      Signature of authorized
                               principal amount of       principal amount of      this Global Security      officer of Trustee or
Date of exchange               this Global Security      this Global Security    following such decrease     Securities Custodian
                                                                                       or increase


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================


                                                                       EXHIBIT C

                          FORM OF TRANSFER CERTIFICATE
                               FOR TRANSFER FROM
                RULE 144A GLOBAL SECURITY OR IAI GLOBAL SECURITY
                   TO REGULATION S TEMPORARY GLOBAL SECURITY
                     (Transfers pursuant to (S) 2.06(a)(ii)
                               of the Indenture)


The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trustee
       Administration Department

          Re:  International CableTel Incorporated
               10% Senior Notes Due 2007 (the "Senior Notes")
               ----------------------------------------------


          Reference is hereby made to the Indenture dated as of February 12, 1997 (the "Indenture") between International CableTel Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee.

          This letter relates to U.S. $[              ] aggregate principal
amount of Senior Notes which are held in the form of the [Rule 144A Global
Security (CUSIP No. [         ])] [IAI Global Security (CUSIP No. [         ])]
with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the Senior Notes in exchange for an equivalent beneficial interest in the Regulation S Temporary Global Securities.

          In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Senior Notes and (i) with respect to transfers made in reliance on Regulation S, does hereby certify that:

          (1) the offer of the Senior Notes was not made to a person in the United States;

          (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act");

(ii) with respect to transfers made in reliance on Rule 144 does hereby certify that the Senior Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act; (iii) with respect to transfers made in reliance on Rule 144A, does hereby certify that such Senior Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Senior Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction; and (iv) with respect to transfers made in reliance on Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act does hereby certify that such Senior Notes are being transferred to a transferee that the Transferor reasonably believes is purchasing the Senior Notes for its own account or an account as to which the transferee exercises sole investment discretion and the transferee and any such account is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and in accordance with applicable securities laws of any state, of the United States or any other jurisdiction.

          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Capitalized terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.


                                    [Name of Transferor]


                                    By:___________________________
                                       Name:
                                       Title:


Date:


cc:  International CableTel Incorporated
     110 East 59th Street
     New York, New York  10022
     Attn:  Richard J. Lubasch, Esq.
              General Counsel

                                                                       EXHIBIT D

                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                  FROM REGULATION S TEMPORARY GLOBAL SECURITY
              TO RULE 144A GLOBAL SECURITY OR IAI GLOBAL SECURITY
                    (Transfers pursuant to (S) 2.06(a)(iii)
                               of the Indenture)


The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trustee
   Administration Department

          Re:  International CableTel Incorporated
               10% Senior Notes Due 2007
               (the "Senior Notes")
               -----------------------------------


          Reference is hereby made to the Indenture dated as of February 12, 1997 (the "Indenture) between International CableTel Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

          This letter relates to U.S. $[                    ] aggregate
principal amount of Senior Notes which are held in the form of the Regulation S
Temporary Global Security (CINS No. [   ]) with the Depositary in the name of
[name of transferor] (the "Transferor") to effect the transfer of the Senior Notes in exchange for an equivalent beneficial interest in the [Rule 144AI/AI] Global Security.

          In connection with such request, and in respect of such Senior Notes the Transferor does hereby certify that such Senior Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Senior Notes and (ii) [Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Senior Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and] [to a transferee that the Transferor reasonably believes is purchasing the Senior Notes for its own account or an account as to which the transferee exercises sole investment discretion and the transferee and any such account is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D and] in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                    [Name of Transferor],

                                    By:___________________________
                                       Name:
                                       Title:


Dated:


cc:  International CableTel Incorporated
     110 East 59th Street
     New York, New York  10022
     Attn:  Richard J. Lubasch, Esq.
         General Counsel

                                                                       EXHIBIT E


                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                       FROM GLOBAL SECURITY OR RESTRICTED
                        SECURITY TO RESTRICTED SECURITY
                     (Transfers pursuant to (S) 2.06(a)(iv)
                      or (S) 2.06(a)(v) of the Indenture)


The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trustee
       Administration Department

          Re:  International CableTel Incorporated
               10% Senior Notes Due 2007
               (the "Senior Notes")
               -----------------------------------


          Reference is hereby made to the Indenture dated as of February 12, 1997 (the "Indenture) between International CableTel Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

          This letter relates to U.S. $[       ] aggregate principal amount of
Senior Notes which are held [in the form of the [Rule 144A/IAI/Regulation S]
[Global] [Restricted] Security (CUSIP No. [       ] CINS No. [        ]) with
the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the Senior Notes.

          In connection with such request, and in respect of such Senior Notes, the Transferor does hereby certify that such Senior Notes are being transferred
(i) in accordance with the transfer restrictions set forth in the Senior Notes and (ii) to a transferee that the Transferor reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the United States Securities Act of 1933, as amended) and is acquiring at least $100,000 principal amount of Senior Notes for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in

--------------------------------
*Insert, if appropriate.

accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                    [Name of Transferor],

                                    By:___________________________
                                       Name:
                                       Title:


Dated:


cc:  International CableTel Incorporated
     110 East 59th Street
     New York, New York  10022
     Attn:  Richard J. Lubasch, Esq.
            General Counsel

                                                                       EXHIBIT F

               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE
           (Transfers pursuant to (S) 2.06(a)(iv) or (S) 2.06(a)(v))


The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:   Corporate Trustee
        Administration Department

          Re:  International CableTel Incorporated
               10% Senior Notes Due 2007
               (the "Senior Notes")
               -----------------------------------


          Reference is hereby made to the Indenture dated as of February 12, 1997 (the "Indenture) between International CableTel Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

          This letter relates to U.S. $[ ] aggregate principal amount of Senior Notes which are held [in the form of the [Rule 144/IAI/Regulation S] [Restricted] [Global] Security (CUSIP No. [ ] CINS No. [ ]) with the Depositary
* in the name of [name of transferor] (the "Transferor") to effect the transfer of the Senior Notes to the undersigned.

          In connection with such request, and in respect of such Senior Notes we confirm that:

          1. We understand that the Senior Notes were originally offered in a transaction not involving any public offering in the United States within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), that the Senior Notes have not been registered under the Securities Act and that (A) the Senior Notes may be offered, resold, pledged or otherwise transferred only (i) to a person who the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, to a person who the seller reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), outside the United States in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above.

          2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Senior Notes, and we are (or any account for which we are purchasing

---------------------------------
*Insert and modify, if appropriate.

     under paragraph 4 below is) an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, able to bear the economic risk of our proposed investment in the Securities.

          3. We are acquiring the Senior Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Senior Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

          4. We are, and each account (if any) for which we are purchasing Senior Notes is, purchasing Senior Notes having an aggregate principal amount of not less than $100,000.

          5. We understand that (a) the Senior Notes will be delivered to us in registered form only and that the certificate delivered to us in respect of the Senior Notes will bear a legend substantially to the following effect:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (`RULE 144A'), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE '40 DAY RESTRICTED PERIOD' (WITHIN THE MEANING OF RULE 903(c)(2) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN `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`40 DAY RESTRICTED PERIOD' (WITHIN THE MEANING OF RULE 903(c)(2) OF REGULATION S UNDER THE SECURITIES ACT), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN

ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN `ACCREDITED INVESTOR' AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

     and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Indenture.

          6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless:

               (a) the Senior Notes are sold to the Company or any Subsidiary thereof;

               (b) the Senior Notes are sold to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

               (c) the Senior Notes are sold to an institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, acquiring at least $100,000 principal amount of the Senior Notes that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Senior Notes (the form of which letter can be obtained from such Trustee);

               (d) the Senior Notes are sold outside the United States in compliance with Rule 903 or Rule 904 under the Securities Act;

               (e) the Senior Notes are sold by us pursuant to Rule 144 under the Securities Act; or

               (f) the Senior Notes are sold pursuant to an effective registration statement under the Securities Act.

                                    Very truly yours,

                                    [PURCHASER]


                                    By:___________________________
                                       Name:
                                       Title:


Dated:

cc:  International CableTel Incorporated
     110 East 59th Street
     New York, New York  10022
     Attn:  Richard J. Lubasch, Esq.
         General Counsel

                                                                       EXHIBIT G


                      FORM OF CERTIFICATE FOR TRANSFERS OF
                     REGULATION S TEMPORARY GLOBAL SECURITY
                   FOR REGULATION S PERMANENT GLOBAL SECURITY
                   (Transfers pursuant to (S) 2.06(a)(viii))
                                  (Transferor)


[MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, BRUSSELS OFFICE AS
OPERATOR OF THE EUROCLEAR SYSTEM]

[CEDEL BANK, SOCIETE ANONYME]


          Re:  International CableTel Incorporated
               10% Senior Notes
               Due 2007 (the "Senior Notes")
               -----------------------------------


          Reference is hereby made to the Indenture dated as of February 12, 1997 (the "Indenture") between International CableTel Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This certificate relates to U.S. $[        ] aggregate principal
amount of Senior Notes which are held in the form of the Regulation S Temporary
Global Security (CINS No. [       ]) with the Depositary in the name of [name of
transferor] (the "Transferor") to effect the transfer of the beneficial interest in such Regulation S Temporary Global Security for a beneficial interest in an equivalent aggregate principal amount of the Regulation S Permanent Global Security.

          In connection with such request, and in respect of such Senior Notes, we confirm that:

          1. We are either not a U.S. person (as defined below) or we have purchased our beneficial interest in the above referenced Regulation S Temporary Global Security in a transaction that is exempt from the registration requirements under the Securities Act.

          2. We are delivering this certificate in connection with obtaining a beneficial interest in the Regulation S Permanent Global Security in exchange for our beneficial interest in the Regulation S Temporary Global Security.

          For purposes of this certificate, "U.S. person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. person (other than a trust of which at least one trustee is a non-U.S. person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than

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

an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. person" shall not include (A) a branch or
--------  -------
agency of a U.S. person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

          We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or other proceedings with respect to the matters covered by this certificate.

                              Very truly yours,

                              [TRANSFEROR]

                              By:___________________________
                                 Name:
                                 Title:

                              To be completed by the account holder as, or as agent for, the beneficial owner(s) of the Senior Notes to which this certificate relates.
Dated:

cc:  International CableTel Incorporated
     110 East 59th Street
     New York, New York  10022
     Attn:  Richard J. Lubasch, Esq.
            General Counsel

                                                                       EXHIBIT H


                      FORM OF CERTIFICATE FOR TRANSFERS OF
                    REGULATION S TEMPORARY GLOBAL SECURITIES
                  FOR REGULATION S PERMANENT GLOBAL SECURITIES
                   (Transfers pursuant to (S) 2.06(a)(viii))
                              (Euroclear or Cedel)


The Chase Manhattan Bank
450 West 33rd Street
New York, New York  10001
Attn:   Corporate Trustee
        Administration Department

          Re:  International CableTel Incorporated
               10% Senior Notes Due 2007
               (the "Senior Notes")
               ------------------------------------


          Reference is hereby made to the Indenture dated as of February 12, 1997 (the "Indenture") between International CableTel Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This certificate relates to U.S. $[       ] aggregate principal amount
of Senior Notes which are held in the form of the Regulation S Temporary Global
Security (CINS No. [       ]) with the Depositary to effect the transfer of the
beneficial interest in such Regulation S Temporary Global Security for a beneficial interest in an equivalent aggregate principal amount of the Regulation S Permanent Global Security.

          In connection with such request, this is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Regulation S Temporary Global Security set forth above (our "Member Organizations") substantially to
the effect set forth in the Indenture, U.S. $[       ] aggregate principal
amount of the Senior Notes is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source or any other person deemed a "U.S. person" under Regulation S under the Securities Act of 1993, as amended.

          We further certify (i) that we are not making available herewith for exchange (or if relevant, exercise of any rights of collection of any interest) any portion of the Regulation S Global Security excepted in such certificates and (ii) that, as of the date hereof, we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights of collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certificate is required in connection with certain laws, and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

                              Very truly yours,


                              [MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, BRUSSELS OFFICE AS
                              OPERATOR OF THE EUROCLEAR SYSTEM]

                              [CEDEL BANK, SOCIETE ANONYME]


                              By:___________________________
                                 Name:
                                 Title:


Dated:


cc:  International CableTel Incorporated
     110 East 59th Street
     New York, New York  10022
     Attn:  Richard J. Lubasch, Esq.
            General Counsel

                                                                       EXHIBIT I


                      FORM OF CERTIFICATE FOR TRANSFERS OF
                   REGULATION S PERMANENT GLOBAL SECURITY FOR
                             RESTRICTED SECURITIES
                   (Transfers pursuant to (S) 2.06(a)(viii))
                                  (Transferor)


The Chase Manhattan Bank
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trustee
       Administration Department

          Re:  International CableTel Incorporated
               10% Senior Notes Due 2007
               (the "Senior Notes")
               -----------------------------------


          Reference is hereby made to the Indenture dated as of February 12, 1997 (the "Indenture") between International CableTel Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

          This certificate relates to U.S. $[       ] aggregate principal amount
of Senior Notes which are held in the form of the Regulation S Permanent Global
Security (CINS No. [        ]) with the Depositary in the name of [name of
transferor] (the "Transferor") to effect the transfer of the beneficial interest in such Regulation S Permanent Global Security for a beneficial interest in an equivalent aggregate principal amount of Restricted Securities.

          In connection with such request, and in respect of such Senior Notes, we confirm that:

          1. We are either not a U.S. person (as defined below) or we have purchased our beneficial interest in the above referenced Regulation S Permanent Global Security in a transaction that is exempt from the registration requirements under the Securities Act.

          2. We are delivering this certificate in connection with obtaining a beneficial interest in Restricted Securities in exchange for our beneficial interest in the Regulation S Permanent Global Security.

          For purposes of this certificate, "U.S. person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. person (other than a trust of which at least one trustee is a non-U.S. person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. person" shall not include (A) a
         --------  -------
branch or agency of a U.S. person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

          We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or other proceedings with respect to the matters covered by this certificate.

                                    Very truly yours,

                                    [TRANSFEROR]

                                    By:___________________________
                                       Name:
                                       Title:

Dated:                        To be completed by the account
                                    holder as, or as agent for,
                                    the beneficial owner(s) of the
                                    Senior Notes to which this
                                    certificate relates.

cc:  International CableTel Incorporated
     110 East 59th Street
     New York, New York  10022
     Attn:  Richard J. Lubasch, Esq.
            General Counsel